As filed with the Securities and Exchange Commission on December 13, 2006

Registration Statement No. 333-135702

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2
AMENDMENT No. 5

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Tootie Pie Company, Inc.
(Exact name of registrant as specified in its charter)

NV	2050	72-1602919
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tootie Pie Company, Inc. 129 Industrial Dr. Boerne, TX 78006 830-816-6677	Don L. Merrill, Jr. Tootie Pie Company, Inc. 129 Industrial Dr. Boerne, TX 78006 830-816-6677

(Address and telephone number of principal executive offices and principal place of business)	(Name, address and telephone number of agent for service)

Copies of communications to:

Amy M. Trombly, Esq.

Trombly Business Law

1320 Centre St., Suite 202

Newton, MA  02459

(617) 243-0060

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 Check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered (1)	Proposed offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common stock, to be sold by existing shareholders	11,901,800	$0.40	$4,760,720	$509

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

TOOTIE PIE COMPANY, INC.

OFFERING UP TO 11,901,800 COMMON SHARES

This prospectus relates to the sale of up to 11,901,800 shares of our common stock by selling stockholders.  As of September 30, 2006, 5,927,800 shares of common stock are issued and outstanding and 5,974,000 shares of common stock are underlying warrants.  All costs associated with this registration will be borne by us.

This is our initial public offering.  The shares of our common stock are not currently traded.

____________________

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE

SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE "RISK FACTORS" BEGINNING ON PAGE 5.

____________________

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The selling shareholders will sell at a price of $0.40 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Subject to Completion, the date of this Prospectus is December 13, 2006.

PROSPECTUS SUMMARY

TOOTIE PIE COMPANY, INC.

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

ABOUT US

We incorporated as Tootie Pie Company, Inc. in the State of Nevada on June 16, 2005 and commenced business on September 1, 2005.  Our corporate offices are located in Boerne, Texas.  We manufacture, market and sell “high end” pies to retail and wholesale customers.  We are a start-up company and are in the initial stages of building our business.  We have had losses since inception.  As of September 30, 2006, our net losses since inception were $ 499,018.

HOW TO CONTACT US

Our principal executive offices are located at 129 Industrial Dr., Boerne, TX  78006. Our telephone number is (830) 816-6677.  Our website is www.tootiepieco.com.  We do not intend for information on our website to be incorporated into this prospectus.

THE OFFERING

The shares being sold in this prospectus are held by stockholders.  We issued shares to these stockholders via private placements in exchange for an investment in our Company or as payment for assets or services.

USE OF PROCEEDS

We will not receive any proceeds from the sale by selling stockholders of our common stock.  We may receive proceeds from the exercise of warrants.  We intend to use the proceeds from the exercise of warrants, if any, for working capital.

OUR COMMON STOCK

This is our initial public offering.  There is not currently a market for our common stock.  We intend for our shares to be listed on the Over the Counter Bulletin Board, or OTCBB, but our stock has not been approved for trading on the OTCBB as of the date of this prospectus.  We can not determine if an active market will develop for our common stock.  Additionally, we can not determine or predict the price at which our common stock will initially trade. The selling shareholders will sell at a price of $0.40 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information included in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

RISKS RELATED TO OUR BUSINESS

WE NEED ADDITIONAL WORKING CAPITAL AND WITHOUT ADEQUATE CAPITAL, WE MAY NOT BE ABLE TO FULFILL OUR BUSINESS PLAN.

We are currently a start-up company and need additional working capital to fund our growth and continued operations.  However, we may not be able to access the capital we need on terms acceptable to us.  If we can access financing, it may involve issuing debt or equity securities that are senior to our outstanding shares.  Any issuance of convertible debt or equity securities may dilute the value of our current shares outstanding.  If we issue debt securities or take loans from private investors, we may have to agree to certain covenants as a condition of those loans that restrict the manner in which we run our company.  In addition, if we can’t raise additional capital, it is likely that our potential growth will be restricted and we will be forced to scale back or curtail the implementation of our business plan.  If we do not raise the additional capital, the value of your investment may decrease or become worthless.

WE HAVE A LIMITED OPERATING HISTORY AND, THEREFORE, IT IS DIFFICULT TO EVALUATE OUR CHANCE FOR SUCCESS.

We were formed as a Nevada corporation in June 2005.  Our financial performance is still preliminary.  Aside from our organizational costs, and the expense of purchasing our initial assets, we have not incurred significant expenses to date. We have only two employees with extensive experience in the baking and dessert business. As a result, we will likely have to enter into new agreements, raise additional capital and pay expenses and general administrative fees to expand our business.  We can not predict with accuracy what our future expenses will be. Additionally, we have generated only minimal revenues in our initial months of operations and have not yet developed a viable customer base. As a result, we can not predict with accuracy what our future revenues will be. Because we are a start-up business with very little operating history, we can not accurately predict our operating results in the future.  As such, it may be difficult for you to evaluate our business prospects.

WE HAVE INCLUDED FINANCIALS IN THIS PROSPECTUS THAT RELATE TO A PREDECESSOR BUSINESS, HOWEVER WE BELIEVE THE PREDECESSOR BUSINESS FINANCIALS HAVE LIMITED VALUE IN EVALUATING OUR COMPANY BECAUSE THE PREDECESSOR BUSINESS WAS OPERATED IN A VERY DIFFERENT MANNER THAN HOW WE CURRENTLY RUN OUR BUSINESS.

We purchased recipes, a limited customer list and other assets from a small business.  We refer to this business as a “predecessor business” in this Prospectus.  The predecessor business was operated, for over fifteen years, as a sole proprietorship by Ruby Lorraine “Tootie” Feagan.  She operated the business without employees or full-time help.  Her facility was located in Medina, Texas and consisted of an approximate 250 square foot kitchen and 250 square foot sales room.  She did not have any formal marketing or advertising program.  To our knowledge, Ms. Feagan never intended to grow her business beyond Medina, Texas.

Based on the quality and unique nature of Ms. Feagan’s desserts, we purchased her recipes and other assets believing that a successful business can be developed.  When we purchased the assets from Ms. Feagan, we did not intend to purchase her on-going business.  Instead, we intended to use the assets to create a product that could be mass produced and mass marketed.  We have hired sophisticated managers and established manufacturing facilities.  We have shut down Ms. Feagan’s original operation in Medina, Texas and have moved operations to Boerne, Texas.  As a result, we believe the financials included in this Prospectus that relate to Ms. Feagan’s original business have very limited, if any, information with which you can evaluate our current business and prospective business.

WE ARE A START-UP BUSINESS WITH A SMALL CUSTOMER BASE AND, IF WE DO NOT EXPAND OUR CUSTOMER BASE, WE WILL NOT GENERATE SUFFICIENT REVENUES TO MAKE OUR BUSINESS SUCCESSFUL.

We are a start-up business with a small customer base.  In order to become profitable, we will have to develop a substantial customer base and generate sufficient revenues to cover our expenses and eventually become profitable.  We may not be successful at attracting customers.  If we are unsuccessful at generating revenues from customers, our business will likely fail and you may lose some or all of your investment.

WE USE COMMODITIES SUCH AS FRUIT, SUGAR AND OTHER RAW MATERIALS TO MAKE OUR PRODUCTS THAT MAY BE SUBJECT TO CERTAIN PRICE PRESSURES AND IF OUR RAW MATERIAL PRICES INCREASE SIGNIFICANTLY IT MAY REDUCE OUR MARGINS.

We have numerous sources for fruit and raw materials to make our products.  However, we are exposed to the same economic risks associated with the factors that can affect commodities such as weather, market conditions, or transportation-related economic risks. If the price of our raw materials increases significantly, it may reduce our margins and negatively affect our profits if any.

WE RELY ON TWO CUSTOMERS FOR OUR WHOLESALE BUSINESS, SYSCO FOOD SERVICES AND BEN E. KEITH FOOD SERVICES, AND IF WE LOSE THESE CUSTOMERS OUR REVENUES WILL LIKELY DECLINE.

As of March 31, 2006, Sysco Food Services of San Antonio and Ben E. Keith Food Services of San Antonio combined for 12% of our overall sales, 4% and 8% respectively.  As of September 30, 2006, we added Sysco Food Services of Austin and Ben E. Keith Food Services of Dallas/Fort Worth as additional distributors.  As a result, Sysco Food Services of San Antonio and Austin and Ben E. Keith Food Services of San Antonio and Dallas/Fort Worth combined for 56% of our overall sales, 23% and 25% respectively.  These food distributors buy our products for resale to their customers.  The loss of business from any of these food distributors could have a negative impact on our ability to grow our wholesale business, which we expect to be a significant part of our sales growth.

WE DEPEND ON THE EXPERIENCE OF OUR EXISTING MANAGEMENT TEAM AND THE LOSS OF ANY ONE OF OUR CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER OR VICE PRESIDENT OF CORPORATE DEVELOPMENT WILL AFFECT OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN.

Our performance is substantially dependent on the performance of Don Merrill Jr., our Chief Executive Officer, David Patterson, our Chief Financial Officer and Jeff Bailey our Vice President of Corporate Development.  Each of these executives is knowledgeable about our company and business plan.  The loss of the services of any of these key employees would require us to expend time and resources to seek a replacement.  We would also have to invest in training and educating such replacement about our business.  We have limited resources and it may be difficult for us to offer compensation that would allow us to attract well-qualified executive officers.  If the replacement has less experience than our existing executive officers or does not understand our business as well, we may not implement our business plan successfully.  Without the expertise of Messrs. Merrill, Patterson and Bailey, or immediate and qualified successors, we may be forced to curtail operations or, ultimately, close the business entirely.

OUR CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, AND VICE PRESIDENT OF CORPORATE DEVELOPMENT POSSESS SIGNIFICANT CONTROL OVER OUR OPERATIONS, AND BECAUSE OF THIS THEY MAY CHOOSE A PLAN OF ACTION WHICH WILL DEVALUE OUR OUTSTANDING SECURITIES.

Our Chief Executive Officer, Chief Financial Officer and Vice President of Corporate Development collectively control 27.4% of our outstanding common stock.  Accordingly, these individuals possess significant influence on matters submitted to the stockholders for approval.  These matters include the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  This amount of control by our founders gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without obtaining the approval of shareholders.  This control may eventually make the value of your investment worthless.

IF WE DO NOT MANAGE OUR GROWTH, WE MAY NOT BE SUCCESSFUL.

We are currently a very early-stage company.  In order to become profitable, we will need to substantially grow our business.  Our growth is expected to place a significant strain on our managerial, operational and financial resources.  Further, as we receive orders we will be required to manage multiple relationships with various customers and other third parties.  These requirements will be exacerbated in the event of our further growth or in the number of our orders.  Our systems, procedures and controls may not be adequate to support our operations and we may not be able to achieve the rapid execution necessary to successfully offer our products and implement our business plan.  Our future operating results will also depend on our ability to add additional personnel commensurate with the growth of our business.  If we are unable to manage growth effectively, our business, results of operations and financial condition may deteriorate and our business may fail.  As a result, you may lose some or all of your investment.

IF WE DO NOT PROTECT OUR TRADEMARKS AND OTHER INTELLECTUAL PROPERTY, WE MAY FIND IT HARDER TO COMPETE IN THE MARKETPLACE.

We rely on trademarks, copyrights, domain names, trade dress and trade secrets to market our products and develop our business. We have filed and obtained a Federal Copyright to protect the company logo and trade dress.  We have also filed and obtained a State Trademark with the State of Texas to protect the name “Tootie Pie Company.”  When we purchased some of the assets associated with Tootie Pie Company, Inc., including the name and recipes, we believed the Tootie Pie brand image would allow us to more effectively market our products.  We cannot be sure that our interests in these intellectual property rights will be completely protected.  It is possible that our rights in this intellectual property will be invalidated, circumvented or challenged in the future. If our rights are challenged, we will likely have to expend significant resources to protect them and we may not have sufficient resources to adequately defend our rights.  If we do not protect our intellectual property, we will have to develop new branding for our products which could substantially increase our costs and such branding may not be accepted by consumers.  Our failure to successfully assert our intellectual property rights could make us less competitive and could have an adverse effect on our business, operating results and financial condition. We have entered into non-compete agreements with Tootie Feagan and Bobbie Keese. We have Confidentiality Agreements in place with all current employees protecting the Trade Secrets of the company including the recipes for the pies.

WE FACE INTENSE COMPETITION, AND IF WE ARE NOT SUCCESSFUL IN MARKETING OUR PRODUCTS, OUR BUSINESS COULD FAIL.

The “high end” dessert market is highly competitive.  We currently use two forms of distribution to our customers.  The Retail segment of our business, comprised of Direct to Consumer and Corporate Sales, is served via third party shipper delivery; while food service distributors serve our wholesale segment.  We compete on a national level with our retail business, shipping pies throughout the United States utilizing third party shipping carriers such as Fed Ex and UPS.

Our primary challenge in our retail segment is the size and scope of servicing customers on a national level.  There are many companies marketing and shipping high end dessert offerings throughout the United States. We believe to compete effectively, we will have to expend significant funds to build our brand and market our products.  Our food service distribution for our wholesale segment is provided by national distributors that carry many different products and brands.  We currently cover the greater Texas region with these distributors.  While we feel there is a market for the “high end, handmade” pies our company provides, we are competing against numerous well-established companies with significant resources that market quality dessert products. Our challenge will be our ability to compete successfully against the competitive pressures the large players present, including possible downward pressure on the prices we charge for our products that could reduce our revenues or increase our costs, or both.  Working through our food service distributors will also require significant investment and marketing support in order to further expand our wholesale distribution beyond Texas.  If we are unable to compete in the market for “high end” dessert products and services, we may not have sufficient revenues to become, or remain, profitable.

THE FOOD PRODUCTION INDUSTRY IS SUBJECT TO GOVERNMENT REGULATION WHICH MAY INCREASE OUR COSTS AND REDUCE OUR MARGINS.

Our U.S. food processing facilities and food products are subject to regulation and random inspection by the United States Food and Drug Agency, the State of Texas Department of Health and the Kendall County Health Inspector. We must structure our operations to comply with such government regulation and pay the expenses necessary to comply.  It is possible the government could increase its regulation of our industry.  More stringent requirements could result in changes in industry practices, increased inspections or increased compliance requirements that could increase our costs and reduce margins.

RISKS RELATED TO OUR STOCK

THERE IS NO MARKET FOR OUR COMMON STOCK AND THEREFORE, YOU MAY FIND IT EXTREMELY DIFFICULT OR IMPOSSIBLE TO SELL YOUR STOCK.

Currently, there is no market for our common stock.  Because of this, it is difficult to determine how much our securities are worth.  This makes an investment in our stock very speculative.   In addition, even if a market does develop for our securities, it is likely that it will be illiquid and sporadic.  You may find it very difficult to sell your stock.

A TRADING MARKET MAY NOT DEVELOP FOR OUR COMMON STOCK AND YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO SELL YOUR SHARES FOR THE FORESEEABLE FUTURE.

Our common stock does not currently trade in any market or exchange.  As of September 30, 2006, we had 96 shareholders.  This number of shareholders will not be sufficient to build an active trading market and we may not sufficiently expand our number of shareholders for the foreseeable future.  We intend to list our shares on the Over the Counter Bulletin Board but we may not be successful in making that listing.  If a trading market does not develop for our common stock, you may find it difficult or impossible to sell your shares.

"PENNY STOCK" RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT WHICH MAY MAKE OUR STOCK LESS LIQUID AND MAKE IT HARDER FOR INVESTORS TO BUY AND SELL OUR SHARES.

Trading in our securities is subject to the SEC's "penny stock" rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

IF OUR STOCK DOES TRADE IN A MARKET OR EXCHANGE, OUR STOCK PRICE IS LIKELY TO BE VOLATILE, AND YOU MAY NOT BE ABLE TO RESELL SHARES OF OUR COMMON STOCK AT OR ABOVE THE PRICE YOU PAID.

Prior to this offering, our common stock has not been traded in a public market. We cannot predict the extent to which a trading market will develop or how liquid that market might become. The trading price of our common stock following this offering is therefore likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•

Quarterly variations in our results of operations or those of our competitors.

•

Announcements by us or our competitors of acquisitions, new products, significant orders, commercial relationships or capital commitments.

•

The emergence of new sales channels in which we are unable to compete effectively.

•

Our ability to develop and market new and enhanced products on a timely basis.

•

Commencement of, or our involvement in, litigation.

•

Any major change in our board or management.

•

General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies.  These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY WHICH MAY ERODE OUR WORKING CAPITAL.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which we do not currently have, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  If our costs increase, our working capital will decrease.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Risk Factor” section. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  We will not receive proceeds from the sale of shares of common stock in this offering.  However, we may receive proceeds from the exercise of warrants.  We can not predict when the warrants will be exercised.  It is possible that the warrants may expire and may never be exercised.  If we receive proceeds from the exercise of warrants, we intend to use the proceeds for working capital.

DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at a price of $0.40 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  These prices will fluctuate based on the demand for the shares.  We issued shares to our officers, employees, directors, and consultants at prices ranging from $0.001 to $0.40.  In addition, we issued shares to investors in our company at prices ranging from $0.25 to $0.40.  We believe shareholders will be unlikely to sell their shares at prices below what they paid.  Additionally, we believe that the increased liquidity resulting from registering our shares may increase their value.  Further, the Company had a book value of $0.09 per share as of September 30, 2006.  As a result, our shares will initially be offered by the selling stockholders at a price of $0.40 per share.  We determined the exercise price of the warrants based on the liquidity of future stock and management’s believe that the business will grow.

DILUTION

We are not selling stock in this offering.  However, we are registering common stock that we may issue if certain warrants are exercised.  The warrants have exercise prices of either $0.50 or $1.00.  Since our stock does not trade in a public market and is currently highly illiquid, we do not know what the exact value of our stock is.  Therefore, we do not know if the holders of the warrants will have a financial incentive to exercise the warrants.  If the warrants are exercised and we issue shares of common stock, at that time our shareholders will be diluted.  We do not know when the warrants will be exercised or if they will be exercised at all.  As of September 30, 2006, our net tangible book value was $381,242, or $0.06 per share of the common stock. The shares of common stock are being initially offered for sale by the selling stockholders at a price of $0.40 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

SELLING SECURITY HOLDERS

Based upon information available to us as of September 30, 2006, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name and address of beneficial owner	Ownership Before Offering	Number of Shares Offered	Number of Shares Owned After Offering (1)	Percentage Owned After Offering (2)

Don Merrill, Jr. (3) CEO Tootie Pie Company, Inc.	600,000	600,000	0	0%

Merrill Family Trust (4) Joan Bradshaw, Trustee	50,000	50,000	0	0%

Madeline Merrill Trust (5) Joan Bradshaw, Trustee	25,000	25,000	0	0%

Matthew Merrill Trust (6) Joan Bradshaw, Trustee	25,000	25,000	0	0%

Emily Merrill Trust (7) Joan Bradshaw, Trustee	25,000	25,000	0	0%

Cathy Merrill (8)	25,000	25,000	0	0%

David Patterson (9) CFO of Tootie Pie Company, Inc.	400,000	400,000	0	0%

Patterson Family Trust (10) Rory Hanks, Trustee	50,000	50,000	0	0%

Aaron Patterson (11)	12,500	12,500	0	0%

Ragan Patterson (12)	12,500	12,500	0	0%

Jeff Bailey (13) VP of Corporate Development for Tootie Pie Company, Inc.	425,000	425,000	0	0%

Nancy Bailey (14)	25,000	25,000	0	0%

Bobbie Keese (15) VP of Baking Operations for Tootie Pie Company, Inc.	350,000	350,000	0	0%

Keese Family Trust (15a) Darla Chandler, Trustee	50,000	50,000	0	0%

Ruby Feagan (16)	220,000	220,000	0	0%

Kimberly Lee (17)	20,000	20,000	0	0%

Micha McClelland (18)	500	500	0	0%

Caitlin Reynolds (19)	500	500	0	0%

Jordan Dennis (20)	500	500	0	0%

Jeanie Larson (21)	500	500	0	0%

Sarah Zachery (22)	1,000	1,000	0	0%

Kelsey Howard (23)	300	300	0	0%

Susan Barr (24)	200	200	0	0%

Daniel Brown (25)	100	100	0	0%

Taylor Tomlin (26)	100	100	0	0%

Lindsey Harkrider (27)	100	100	0	0%

Katie Harkrider (28)	100	100	0	0%

Kelly Nash (29)	500	500	0	0%

Kim Krause (30)	100	100	0	0%

Nicholas Hearn (31)	100	100	0	0%

Whitney Hearn (32)	100	100	0	0%

Daniel Brennan (33)	100	100	0	0%

David Strolle (34)	550,000	550,000	0	0%

Dan Gostylo (35)	220,000	220,000	0	0%

Rory Hanks (36)	100,000	100,000	0	0%

Wes Wilson (37)	40,000	40,000	0	0%

Tony Diamond (38)	100,000	100,000	0	0%

Don L. Merrill (39)	300,000	300,000	0	0%

Dean & Tammi Jo Schults (40)	600,000	600,000	0	0%

Chris Keese (41)	70,000	70,000	0	0%

Steven Clay Aderholt (42)	240,000	240,000	0	0%

Charles L. Korbell, Jr. (43)	240,000	240,000	0	0%

Derek Land (44)	240,000	240,000	0	0%

James Boynton (45)	60,000	60,000	0	0%

Morrow Jones Investment (46) Co, LLC. Brad Jones, Manager	120,000	120,000	0	0%

Teddy L. Williams (47)	150,000	150,000	0	0%

Chad Darter (48)	60,000	60,000	0	0%

James & Betty Wade (49)	600,000	600,000	0	0%

Brian D. Harris (50)	180,000	180,000	0	0%

James Michael Haase (51)	180,000	180,000	0	0%

Christopher Tyler (52)	60,000	60,000	0	0%

Jacob Gostylo (53)	60,000	60,000	0	0%

Constantinos Christie (54)	60,000	60,000	0	0%

David Berrio (55)	60,000	60,000	0	0%

Brad D. Bruchmiller (56)	300,000	300,000	0	0%

Melissa Mayer (57)	36,000	36,000	0	0%

Kenneth Kirk Ellis (58)	600,000	600,000	0	0%

Lisa Christine Ellis (59)	600,000	600,000	0	0%

Sam Youngblood (60)	300,000	300,000	0	0%

Samuel G. Dawson (61)	300,000	300,000	0	0%

Cydney Shepard (62)	60,000	60,000	0	0%

Lee W. & Nancy Bailey (63)	240,000	240,000	0	0%

Gene E. Chappell (64)	60,000	60,000	0	0%

Thomas D. Batsell (65)	60,000	60,000	0	0%

Mark F. Austin (66)	30,000	30,000	0	0%

Clinton Moser (67)	120,000	120,000	0	0%

James C. & Patricia E. Taylor (68)	120,000	120,000	0	0%

Paul Hoodless (69)	60,000	60,000	0	0%

Scott & Amy Yarbrough (70)	120,000	120,000	0	0%

S. Scott Travis (71)	60,000	60,000	0	0%

Darla D. Chandler (72)	30,000	30,000	0	0%

Andrew M. & Nancy Ozuna (73)	60,000	60,000	0	0%

Marc A. Abrams (74)	60,000	60,000	0	0%

Rolando Cavazos (75)	60,000	60,000	0	0%

William M. Farmer (76)	120,000	120,000	0	0%

Bruce Ann Reasons (77)	150,000	150,000	0	0%

Sam Siedel (78)	60,000	60,000	0	0%

Brett W. & Rebecca L. Fenn (79)	60,000	60,000	0	0%

Scott Mayer (80)	10,000	10,000	0	0%

Mary Scott (81)	1,000	1,000	0	0%

Timothy W. Bailey (82)	60,000	60,000	0	0%

Raymond Armstrong, MD. (83)	25,000	25,000	0	0%

Doug Saathoff (84)	180,000	180,000	0	0%

Joseph & Joni Warren (85)	12,000	12,000	0	0%

Harold & Marlene Huggins (86)	300,000	300,000	0	0%

Brett M. Smith (87)	75,000	75,000	0	0%

John G. Niedecken (88)	75,000	75,000	0	0%

Robert & Lauri Crockett (89)	300,000	300,000	0	0%

Nathan & Kathryn Phillips (90)	37,500	37,500	0	0%

Misty McKay (91)	33,000	33,000	0	0%

Tracy & Sandra Bender (92)	75,000	75,000	0	0%

Cynthia Ferris (93)	75,000	75,000	0	0%

Aaron L. Phillips (94)	37,500	37,500	0	0%

Les Doss (95)	300,000	300,000	0	0%

Scott Schneider (96)	30,000	30,000	0	0%

(1) These numbers assume the selling shareholders sell all of their shares prior to the completion of the offering.

(2) Based on 5,927,800 shares outstanding as of September 30, 2006.

(3) Mr. Merrill received these shares in exchange for $600. The shares were issued on June 15, 2005.

(4) Joan Bradshaw is the Trustee for the Merrill Family Trust.  As such, she has dispositive and voting control over the shares owned by the trust. The Merrill Family Trust received these shares in exchange for $50. The shares were issued on June 15, 2005.

(5) Joan Bradshaw is the Trustee for the Madeleine Merrill Trust.  As such, she has dispositive and voting control over the shares owned by the trust. The Madeleine Merrill Trust received these shares in exchange for $25. The shares were issued on June 15, 2005.

(6) Joan Bradshaw is the Trustee for the Matthew Merrill Trust.  As such, she has dispositive and voting control over the shares owned by the trust. The Matthew Merrill Trust received these shares in exchange for $25. The shares were issued on June 15, 2005.

(7) Joan Bradshaw is the Trustee for the Emily Merrill Trust.  As such, she has dispositive and voting control over the shares owned by the trust. The Emily Merrill Trust received these shares in exchange for $25. The shares were issued on June 15, 2005.

(8) Ms. Merrill received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(9) Mr. Patterson received these shares in exchange for $400. The shares were issued on June 15, 2005.

(10) Rory Hanks is the Trustee for the Patterson Family Trust.  As such, he has dispositive and voting control over the shares owned by the trust. The Patterson Family Trust received these shares in exchange for $50. The shares were issued on June 15, 2005.

(11) Mr. Patterson received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(12) Mr. Patterson received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(13) Mr. Bailey received these shares in exchange for $425. The shares were issued on June 15, 2005.

(14) Ms. Bailey received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(15) Ms. Keese received these shares as a portion of the purchase price of the recipes and other assets acquired from Ruby Feagan. The shares were issued on September 30, 2005.

(15a) Darla Chandler is the Trustee for the Keese Family Trust.  As such, she has dispositive and voting control over the shares owned by the trust. The Keese Family Trust received these shares as a gift from Bobbie Keese, our VP of Baking Operations, by way of letter of instruction dated June 15, 2006. The shares were transferred from Ms. Keese’s holdings to the Trust on June 28, 2006.

(16) Ms. Feagan received these shares as a portion of the purchase price of the recipes and other assets acquired from Ruby Feagan. The shares were issued on September 30, 2005.  She received additional shares as a bonus for services to be performed as our employee on December 31, 2005.

(17) Ms. Lee received these shares as a bonus for services to be performed as our employee. The shares were issued on December 31, 2005.

(18) Ms. McClelland received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(19) Ms. Reynolds received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(20) Mr. Dennis received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(21) Ms. Larson received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(22) Ms. Zachery received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(23) Ms. Howard received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(24) Ms. Barr received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(25) Mr. Brown received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(26) Mr. Tomlin received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(27) Ms. Harkrider received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(28) Ms. Harkrider received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(29) Ms. Nash received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(30) Ms. Krause received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(31) Mr. Hearn received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(32) Ms. Hearn received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(33) Mr. Brennan received these shares as a bonus for services performed as our employee. The shares were issued on December 31, 2005.

(34) Mr. Strolle received 250,000 shares as compensation for performing legal services for us. He also paid consideration of $250. The shares were issued on June 15, 2005. Mr. Strolle owns an additional 100,000 shares of common stock directly. He may obtain 100,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 100,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 28, 2006 in exchange for $25,000.

(35) Mr. Gostylo received 100,000 shares of compensation for performing real estate brokerage services for us. The shares were issued on June 15, 2005. Mr. Gostylo owns an additional 40,000 shares of common stock directly. He may obtain 40,000 shares pursuant to warrants exercisable at $0.50 per shares with an expiration date of December 31, 2007. He may obtain 40,000 shares pursuant to warrants exercisable at $1.00 per shares with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $10,000.

(36) Mr. Hanks received these shares as compensation for performing wholesale and distribution consulting services for us. He also paid consideration of $100. The shares were issued on June 15, 2005.

(37) Mr. Wilson received these shares as compensation for performing website design and maintenance for us. The shares were issued on December 31, 2005.

(38) Mr. Diamond received these shares as compensation for performing marketing services for us. The shares were issued on February 28, 2006.

(39) Mr. Merrill owns 100,000 shares of common stock directly. He may obtain 100,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 100,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $25,000.

(40) Dean & Tammi Jo Schults own 200,000 shares of common stock directly. They may obtain 200,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 200,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. 100,000 shares and warrants were issued on October 31, 2005 in exchange for $25,000 and another 100,000 shares and warrants were issued on June 28, 2006 in exchange for $25,000.

(41) Mr. Keese owns 30,000 shares of common stock directly, of which 20,000 shares were purchased by him and 10,000 shares were paid to him for consideration of his services as a Director to the Company. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants he purchased were issued on October 31, 2005 in exchange for $5,000. The shares paid to him as a Director were issued on June 28, 2006.

(42) Mr. Aderholt owns 80,000 shares of common stock directly. He may obtain 80,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 80,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $20,000.

(43) Mr. Korbell owns 80,000 shares of common stock directly. He may obtain 80,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 80,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30,

2008. 40,000 shares and warrants were issued on October 31, 2005 in exchange for $10,000 and another 40,000 shares and warrants were issued on June 28, 2006 in exchange for $10,000.

(44) Mr. Land owns 80,000 shares of common stock directly. He may obtain 80,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 80,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $20,000.

(45) Mr. Boynton owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(46) The Morrow Jones Investment Co, LLC. owns 40,000 shares of common stock directly. They may obtain 40,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 40,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $10,000.

(47) Mr. Williams owns 50,000 shares of common stock directly. He may obtain 50,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 50,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $12,500.

(48) Mr. Darter owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(49) Jim & Betty Wade own 200,000 shares of common stock directly. They may obtain 200,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 200,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. 100,000 shares and warrants were issued on October 31, 2005 in exchange for $25,000 and another 100,000 shares and warrants were issued on June 28, 2006 in exchange for $25,000.

(50) Mr. Harris owns 60,000 shares of common stock directly. He may obtain 60,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 60,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $15,000.

(51) Mr. Haase owns 60,000 shares of common stock directly. He may obtain 60,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 60,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $15,000.

(52) Mr. Tyler owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(53) Mr. Gostylo owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(54) Mr. Christie owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain

20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(55) Mr. Berrio owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(56) Mr. Bruchmiller owns 100,000 shares of common stock directly. He may obtain 100,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 100,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $25,000.

(57) Ms. Mayer owns 12,000 shares of common stock directly. She may obtain 12,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  She may obtain 12,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,500.

(58) Mr. Ellis owns 200,000 shares of common stock directly. He may obtain 200,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 200,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $50,000.

(59) Ms. Ellis owns 200,000 shares of common stock directly. He may obtain 200,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 200,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $50,000.

(60) Mr. Youngblood owns 100,000 shares of common stock directly. He may obtain 100,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 100,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $25,000.

(61) Mr. Dawson owns 100,000 shares of common stock directly. He may obtain 100,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 100,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $25,000.

(62) Ms. Shepard owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(63) Lee & Nancy Bailey own 80,000 shares of common stock directly. They may obtain 80,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 80,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. 40,000 shares and warrants were issued on October 31, 2005 in exchange for $10,000 and another 40,000 shares and warrants were issued on June 28, 2006 in exchange for $10,000.

(64) Mr. Chappell owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(65) Mr. Batsell owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(66) Mr. Austin owns 10,000 shares of common stock directly. He may obtain 10,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 10,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $2,500.

(67) Mr. Moser owns 40,000 shares of common stock directly. He may obtain 40,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 40,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $10,000.

(68) James & Patricia Taylor own 40,000 shares of common stock directly. They may obtain 40,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 40,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $10,000.

(69) Mr. Hoodless owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(70) Scott & Amy Yarbrough own 40,000 shares of common stock directly. They may obtain 40,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 40,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $10,000.

(71) Mr. Travis owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(72) Ms. Chandler owns 10,000 shares of common stock directly. He may obtain 10,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 10,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $2,500.

(73) Andrew & Nancy Ozuna own 20,000 shares of common stock directly. They may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(74) Mr. Abrams owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005, in exchange for $5,000.

(75) Mr. Cavazos owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(76) Mr. Farmer owns 40,000 shares of common stock directly. He may obtain 40,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 40,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $10,000.

(77) Ms. Reasons owns 50,000 shares of common stock directly. She may obtain 50,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  She may obtain 50,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $12,500.

(78) Mr. Seidel owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(79) Brett & Rebecca Fenn own 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $5,000.

(80) Mr. Mayer received these shares as compensation for performing marketing services for us. These shares were issued on October 21, 2005.

(81) Ms. Scott received these shares as a bonus for services performed as our employee. The shares were issued on February 25, 2006.

(82) Mr. Bailey owns 20,000 shares of common stock directly. He may obtain 20,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 20,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $5,000.

(83) Dr. Armstrong, MD, owns 15,000 shares of common stock directly, of which 5,000 shares was purchased by him and 10,000 shares was paid to him for his services as a Director of the Company. He may obtain 5,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 5,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The 5,000 shares and warrants he purchased were issued on June 30, 2006 in exchange for $1,250.

(84) Mr. Saathoff owns 60,000 shares of common stock directly. He may obtain 60,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 60,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $15,000.

(85) Joseph & Joni Warren own 4,000 shares of common stock directly. He may obtain 4,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 4,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $1,000.

(86) Harold & Marlene Huggins 100,000 shares of common stock directly. They may obtain 100,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 100,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $40,000.

(87) Mr. Smith owns 25,000 shares of common stock directly. He may obtain 25,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 25,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $10,000.

(88) Mr. Niedecken owns 25,000 shares of common stock directly. He may obtain 25,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 25,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $10,000.

(89) Robert & Lauri Crockett own 100,000 shares of common stock directly. They may obtain 100,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 100,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $40,000.

(90) Nathan & Kathryn Phillips own 12,500 shares of common stock directly. They may obtain 12,500 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 12,500 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $5,000.

(91) Ms. McKay owns 11,000 shares of common stock directly. She may obtain 11,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  She may obtain 11,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $4,400.

(92) Tracy & Sandra Bender own 25,000 shares of common stock directly. They may obtain 25,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  They may obtain 25,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $10,000.

(93) Ms. Ferris owns 25,000 shares of common stock directly. She may obtain 25,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  She may obtain 25,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $10,000.

(94) Mr. Phillips owns 12,500 shares of common stock directly. He may obtain 12,500 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 12,500 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $5,000.

(95) Mr. Doss owns 100,000 shares of common stock directly. He may obtain 100,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 100,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $40,000.

(96) Mr. Schneider owns 10,000 shares of common stock directly. He may obtain 10,000 shares pursuant to warrants exercisable at $0.50 per share with an expiration date of December 31, 2007.  He may obtain 10,000 shares pursuant to warrants exercisable at $1.00 per share with an expiration date of June 30, 2008. The shares and warrants were issued on June 30, 2006 in exchange for $4,000.

Summary of Significant Private Placements

On June 15, 2005, we issued a total of 2,050,000 shares of common stock to 11 individuals in exchange for $0.001 per share.  In addition, two of these individuals provided services as additional consideration for the shares.

On September 30, 2005, we issued a total of 600,000 shares of common stock to 2 individuals as part of the purchase price for Tootie Pies Company, Inc.

On October 21, 2005, we issued 10,000 shares of common stock to Scott Mayer as payment for marketing services performed for us.  The marketing services were valued at $2,500.

On October 31, 2005, we issued a total of 2,072,000 shares of common stock to 42 individuals and entities.  We also issued to these 42 individuals and entities warrants to purchase a total of 2,072,000 shares of common stock, exercisable at $0.50 with an expiration date of December 31, 2007 and warrants to purchase a total of 2,072,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008, all in exchange for a total of $518,000.

On December 31, 2005, we issued a total of 159,800 shares of common stock valued at $39,950 to 23 individuals as payment for employment or consulting services rendered.

On February 25, 2006, we issued 1,000 shares of common stock, valued at $250 to Mary Scott as a bonus for employment services rendered.

On February 28, 2006, we issued 100,000 shares of common stock to Tony Diamond as payment for marketing services valued at $25,000.

On June 28, 2006, we issued 20,000 share of common stock, valued at $8,000, to 2 individuals as payment for serving on the board of directors.

Also on June 28, 2006, we issued 915,000 shares of common stock to 27 individuals as well as warrants to purchase a total of 915,000 shares of common stock, exercisable at $0.50 with an expiration date of December 31, 2007, and warrants to purchase a total of 915,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities, we received a total of $295,650.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

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in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

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in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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at a price of $0.40 per share for the duration of the offering or until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices;

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in negotiated transactions;

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in a combination of such methods of sale; or

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any other method permitted by law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

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engage in any stabilization activity in connection with any of the shares;

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bid for or purchase any of the shares or any rights to acquire the shares,

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attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or

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effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must affect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal. In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

LEGAL PROCEEDINGS

We are not aware of any litigation or threatened litigation affecting us, our assets or our officers or directors in their capacity as such.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers currently serving are as follows:

Name	Age	Position

Don L. Merrill, Jr.	47	President, Chief Executive Officer and Director
David Patterson	51	Chief Financial Officer
Jeff Bailey	28	Vice President of Corporate Development
Ruby Lorraine Feagan(1)	75	Creator of the "Tootie Pie"
Bobbie Keese(1)	58	Vice President of Baking Operations
Raymond G. Armstrong, MD. (3)	73	Director
Christopher Keese (2)	38	Director

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(1) Ms. Keese is the daughter of Ms. Feagan.

(2) Mr. Keese is the son of Bobbie Keese.

(3) Dr. Armstrong is the father-in-law of Don Merrill, Jr.

BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

Don L. Merrill, Jr. has been our Chief Executive Officer and a Director since our inception. Mr. Merrill has over twenty years experience in capital markets, where he began his career with Merrill Lynch in 1983. In May 1989, Mr. Merrill left Merrill Lynch and began consulting directly with primarily early stage companies until September 2005 when he joined our Company. Mr. Merrill has provided his expertise on a consulting basis to companies in many business sectors, including specialty retail, telecommunications, financial services, and high tech communications, for close to twenty years. Mr. Merrill has evaluated many young companies and provided his expertise in raising both public and private equity. Mr. Merrill holds a Bachelor's Degree in Advertising from the University of Texas at Austin, Texas.

David Patterson has been our Chief Financial Officer since our inception. As a Certified Public Accountant, Mr. Patterson has twenty plus years experience in a variety of industries including public accounting, oil and gas, commercial banking, not-for-profit, foodservice brokerage, and other consulting related experience. He has served as an auditor with Touche Ross, an accounting supervisor for Tesoro Petroleum, a senior loan and asset manager for Gill Savings, and a senior loan workout officer and head of the commercial real estate department of Fleet Bank-New Hampshire. From May 2000 to December 2003, Mr. Patterson served as a Founding Partner and Chief Financial Officer of Guardian Food Service Systems. From August 2004 to December 2004, Mr. Patterson served as a Sarbanes-Oxley Team Leader on a project for Baker Hughes, an international oil and gas services company based in Houston, Texas. Mr. Patterson served as an accounting and financial consultant from January 2005 to August 2005. Mr. Patterson holds a Bachelor of Business Administration Degree in Accounting from Texas State University.

Jeff Bailey has been our Vice President of Corporate Development since our inception. In this role, Mr. Bailey manages and participates in our daily operation with a focus on sales, marketing, and distribution efforts. Mr. Bailey previously worked with JPMorgan Chase Bank in San Antonio, from May 2001 to August 2005, where he was involved in underwriting and extending credit to companies in numerous industries ranging from $10 million to $1 billion in revenues. His roles involved research, financial analysis and presentation skills coupled with client support and marketing efforts. With these responsibilities Mr. Bailey assisted companies in securing financing for capital improvements, acquisitions and working capital needs. Mr. Bailey holds a Bachelor Degree in Agricultural Systems Management from Texas A&M University.

Ruby Lorraine Feagan is the creator of the "Tootie Pie", a five pound apple pie, as well as most of the recipes utilized by the Tootie Pie Company, Inc. She focuses her efforts on the recipe, quality control and production of the Tootie Pies. She has been baking pies in Medina, Texas for over twenty years and has been recognized in numerous publications for her baking expertise and more specifically, her pies. Her pies have won numerous awards and have been featured in books, magazines and other periodicals. From 1996 to September 2005, Mrs. Feagan was self-employed baking and selling her various pies.

Bobbie Keese has been our Vice President of Baking Operations since our inception. Ms. Keese has held positions in the education administration and travel services professions and most recently worked for San Antonio, Texas based United Services Automobile Association Corporation, where she worked as an insurance representative from February, 2004 to August, 2005. Prior to working for the United Services Automobile Association, Ms. Keese served as the Assistant Sales Manager for Christea's Naturally With Herbs from February, 2003 to December, 2004. She also consulted with several small businesses, helping them organize their office administration for the periods from 1998 to 2004. Ms Keese worked alongside her mother, Ruby Lorraine Feagan, in baking pies and operating Ruby's pie business from August, 2001 to December, 2002 and off and on over the last ten years From January, 2000 to August, 2001, Ms. Keese served as an Account Manager for Billing Concepts. As our Vice President of Baking Operations, Ms. Keese will work to ensure the preservation and continuation of the Tootie Pie brand.

Christopher W. Keese, Director, has a background in finance and banking. Currently, Mr. Keese works as a banker with Wells Fargo Bank, in Medina, Texas, where he has worked since May 2005. Prior to joining Wells Fargo, Chris worked as the Finance Manager for Dodge Superstore in San Antonio, Texas from September 2004 to April 2005, as a Mortgage Banker with Executive Mortgage from April 2002 until August 2004, and as the Owner Operator of Antler Auto from February 1996 until April 2002. He has hired, developed and managed key sales personnel, emphasizing referral relationships through enhanced marketing strategies, while introducing cross selling capabilities for the sales personnel. He has been involved in start up operations, where he provided key income and credit analysis, established business lines of credit and managed cash flow. Mr. Keese is the grandson of Ruby Lorraine "Tootie" Feagan and the son of Bobbie Keese, our Vice President of Baking Operations.

Raymond G. Armstrong, MD., Director, began his medical career in the United States Air Force, where he achieved the rank of Colonel and has been practicing cardiothoracic surgery in the private sector for over 27 years. He has achieved high recognition in the field of medicine as Chairman of Cardiothoracic Surgery at Methodist Transplant Hospital and Assistant Chairman of Thoracic Surgery at Wilford Hall Medical Center in San Antonio, Texas. He is a Fellow of the American College of Surgeons, American College of Cardiology, College of Chest Physicians, as well as being an active member of the Society of Thoracic Surgeons and Southern Thoracic Surgical Association. Dr. Armstrong is the past President of the San Antonio Cardiology Society and is an active member of the American Medical Association and the Bexar County Medical Society. He also serves on numerous boards and commissions in both the public and private sectors. He currently serves as President of Armstrong Enterprises, a sales and marketing company specializing in home health care products and has served in that capacity for the last 10 years. Dr. Armstrong is the father-in-law of our President and Chief Executive Officer, Don Merrill, Jr.

BOARD OF DIRECTORS

We currently have three Directors.  Our Board is classified and our Directors serve one to three year terms.

- Don L. Merrill, Jr. – currently serving a three year term expiring in 2009
- Christopher Keese – currently serving a two year term expiring in 2008
- Raymond G. Armstrong, MD. – currently serving a one year term expiring in 2007

Executive officers are appointed by the Board of Directors and serve until their successors have been duly elected and qualified.

AUDIT COMMITTEE

We do not have a separate Audit Committee. Our full Board of Directors performs the functions usually designated to an Audit Committee.  We currently do not have anyone who qualifies as an audit committee financial expert, as defined by the SEC, however, we have been and will continue to look for a person who qualifies for future board consideration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of September 30, 2006 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each current executive officer and (iv) all of our directors and current executive officers as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.

Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned	Percent of Class (2)

Don L. Merrill, Jr.[3]	750,000	12.7%
David Patterson [4]	450,000	7.6%
Jeff Bailey	425,000	7.2%
Bobbie Keese [5]	600,000	10.1%
Ruby Lorraine Feagan [6]	620,000	10.5%
David P. Strolle, Jr.	350,000	5.9%
Christopher Keese	30,000	1.0%
Raymond G. Armstrong, MD.	15,000	* %

Directors and executive officers as a group (5 persons)	1,670,000	28.2%

* less than 1%

(1) The address of all individual directors and executive officers is c/o Tootie Pie Company, Inc., 129 Industrial Dr., Boerne, TX  78006.

(2) The number of shares of common stock issued and outstanding on September 30, 2006 was 5,927,800 shares.

(3) Includes 50,000 shares of common stock held by the Merrill Family Trust. Joan Bradshaw is the trustee of the Merrill Family Trust and has voting and dispositive control over the shares. Also includes 75,000 shares of common stock held in trust to benefit Mr. Merrill’s children. Joan Bradshaw is the trustee of these trusts and has voting and dispositive control over the shares. Also includes 25,000 shares of common stock held by Cathy Merrill, wife of Mr. Merrill.

(4) Includes 50,000 shares of common stock held by the Patterson Family trust. Rory Hanks is the trustee for the Patterson Family trust and has voting and dispositive control over the shares.

(5) Includes 400,000 shares directly owned by Ms. Keese and 200,000 shares owned by Ms. Feagan that are attributable to Ms. Keese. Ms. Feagan and Ms. Keese are mother and daughter.

(6) Includes 220,000 shares directly owned by Ms. Feagan and 400,000 shares owned by Ms. Keese that are attributable to Ms. Feagan.  Ms. Feagan and Ms. Keese are mother and daughter.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our Amended Articles of Incorporation authorize us to issue 99,900,000 shares of common stock, par value $0.001 per share.  The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.  We have not paid dividends on our common stock in the past and we don’t intend to make such payments in the future.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

PREFERRED STOCK

Our Amended Articles of Incorporation authorize us to issue 100,000 shares of preferred stock, par value $0.001 per share.  The shares may be issued from time to time.  The Board may set the voting powers, designations, preferences and qualifications of the preferred stock prior to its issuance.  As of the date of this prospectus, we had not designated or issued any shares of preferred stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of Tootie Pie Company, Inc. nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Certificate of Incorporation and By-laws, Nevada law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against  public policy as expressed in the Securities Act and we will follow the court's determination.

DESCRIPTION OF BUSINESS

HISTORY

We incorporated in the State of Nevada on June 16, 2005.  In September 2005, we purchased certain assets from Ms. Ruby Lorraine “Tootie” Feagan including all of her pie recipes, customer list, the right to the “Tootie Pie” name, the related baking equipment, and building located in Medina, Texas with the goal of maximizing the market and profitability of her pie recipes.  Additionally, we hired Ms. Feagan and her daughter, Bobbie Keese, as employees, to help meet the demand of sales of our “high end” pies, by baking and also training additional employees at our Boerne facility with the goal to sell our pies to the general public, as well as restaurants and corporate customers.  On September 1, 2005, we leased a 5,000 square foot building in Boerne, Texas where we manufacture our pies for more broad-based distribution.

MARKET OVERVIEW

We focus on the “high end” baking and dessert market, providing hand made, fully cooked pies that are then frozen for delivery to our customers.  The market information below focuses on the Frozen Pie industry as a whole and provides statistics on the four largest manufacturers of frozen pies in 2005.  We are not on the same level, in terms of sales or volumes, as these manufacturers, but we believe the research below is useful because it highlights trends that we believe relate to our products and the consumers we serve.  Our target customers fall into two different markets.

Our Direct to Consumer and Corporate segments include the small to medium-size bakery market that focuses on direct to consumer sales utilizing third party delivery carriers.  These segments of our business do not compete directly against the named manufacturers in this research, because we do not currently distribute our products through the retail grocery segment.  We do, however, compete with companies that feature handmade, value-added products that are purchased online through websites, phone orders or walk-in retail outlets.  We believe that the research below helps support our belief in the need for companies whose products focus on quality and convenience.  Due to the limited size and nature of our direct competitors in this market and the lack of information regarding these competitors because they tend to be smaller, private companies whose results are not available to the general public, we were unable to find comparative material and public research that addresses our niche market specifically; however we believe that the trends mentioned below for the frozen pie industry speak to the market we serve in a more general sense and are thus helpful for comparative purposes.

In our Wholesale segment, we compete against larger, well-established companies that have significantly more experience in wholesale distribution.  All of our pies for wholesale distribution are shipped frozen to our distributors, who then deliver them to the respective end-user.  We compete with the high volume brands named below with certain end-users where quality may not be as much of an issue. In these circumstances we employ value-added marketing and focus on the quality, hand-crafted nature of our pies. Because of the inherent cost of the high quality ingredients that we use and the value-added marketing approach we employ, we must price our pies at the higher end of the wholesale dessert industry category.  As such, we serve a niche market and market our products to food establishments that may customarily bake their own desserts in-house or desire to sell desserts that compliment their high end menus.  As the research below indicates, today’s consumer is eating out more, while still desiring high end products that have home made quality. We are currently a small competitor in terms of geographic coverage and volume compared to some of our competitors in the wholesale segment, but we believe the niche we serve will continue to demand high end products such as ours and that this niche will continue to grow

The Frozen Pie category is dominated by the top four frozen pie brands including: Mrs. Smith’s with $105,202,600 in sales, Edwards with $66,477,450 in sales, Marie Calender’s with $48,206,500 in sales and Sara Lee with $40,379,120 in sales. (AIB International: www.aibonline.org/resources/statistics/2005pie.html.  2005 Frozen Pie Statistics; Baking Management-October 2005 issue and data obtained from Information Resources, Inc.)

Bob Trombino of Schwan Food Co., Inc. says that frozen pies, the largest segment in the category of pie sales, is seeing increased sales.  This increase is driven by whole pie sales as well as individually sliced, portion controlled products. (Baking & Snack. November 1, 2005 issue: www.bakingbusiness.com/archives/archive_article.asp?ArticleID=76497&PF=print).

According to the Times & Trends - March 2006 Food & Beverage Consumer Benefits winning dessert brands offered taste and variety, health and wellness and/or convenience.  A trend is emerging with a movement towards more sophisticated and premium tastes.  There is room for improvement for brands seeking to provide convenience as consumers are not just looking for time savings but for faster and easier in conjunction with nutrition, taste and quality.  As Baby Boomers age and become “empty nesters”, the demand for premium products and more sophisticated tastes will rise.  This will include their outings to restaurants, purchases at retail outlets and deliveries to their home and/or business.  (Information Resources, Inc., us.infores.com/Times & Trends/March 2006: 2005 New Product Pacesetters Executive Summary).

We believe that in today’s environment, several trends stand out including quality, convenience and portion control.  When it comes to desserts, consumers insist upon quality and are willing to pay the price to indulge in value-added products.  This trend has forced frozen pie manufacturers to continue to improve and differentiate their products in order to bring the highest quality while meeting the convenience factor requirement.  Packaging is a key component in communicating ease of preparation to the consumer on-the-go.  We believe, based on industry information and our assessment of the industry, that consumers will pay a premium for high quality products that respond to certain trends in the frozen pie industry including health and wellness, convenience and indulgence factors.  We believe our products meet these demands.

PRODUCTS

Our products are high-quality, handmade pies.  We sell several varieties of pies including: apple, peach, cherry, blackberry, blueberry, pecan, buttermilk, chocolate-pecan and heavenly chocolate.  We also intend to introduce certain variety of pies in response to holiday demand, such as pumpkin pie in November for Thanksgiving.

MARKETING AND SALES

We currently have a sales and marketing team consisting of two employees, Jeff Bailey, Vice President of Corporate Development, and Kim Lee, Sales Representative. The team’s primary responsibility is to establish sales strategies, product marketing events and outside sales support.

In September 2005, we purchased the Tootie Pie brand, which was already established in parts of Texas.  Since the acquisition, we have worked to expand our brand identity. Our brand promotion includes a web site and point of sale materials at restaurants and other customers.

We believe the quality and unique nature of our high-end desserts will generate repeat sales in Texas and beyond as our brand reputation expands.  Although we are still in our early stages of development, we have had some repeat sales from existing customers.

As of September 30, 2006, the majority of our wholesale business came from our efforts in the South Texas region, where we are located.  These sales are driven through the efforts of our in-house sales personnel, working with established food distributors in the region and our internet web site based advertising, which drives web site sales.  We intend to expand our customer base by continuing to work with food distributors, who sell to commercial end-users such as restaurants, bakeries and coffee shops and to continue to market directly to our web site customers.  Our food distributors utilize internal sales personnel who call on food related establishments and other types of end-users to drive demand for our product.

Our primary sales channels include: Direct to Consumer, Corporate and Wholesale:

Direct to Consumer

We market our products directly to consumers through various means:

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Website: tootiepieco.com - The website is an internet-based sales and marketing tool that allows online purchases.

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Phone Orders: Customers can call the company to place orders for pickup or delivery.

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In-store sales:  Customers can visit our Boerne location for their purchases.  Our Boerne facility is a 5,000 square foot building located at 129 Industrial Drive and includes our corporate offices and primary baking facility.

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Festivals/Events:  Includes local and regional events where the pies are promoted and sold to the respective attendees.

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Fundraising Events:  We sell our pies to local and regional fundraising campaigns for schools and/or similar organizations.

Corporate

Our corporate sales efforts focus on local and regional companies that place orders during the holiday season, or throughout the year, for pies to be shipped to their respective customers, friends and employees.  Some of these companies also order pies to be shipped to their place of business for employee events and/or special occasions.

Wholesale

The wholesale segment focuses on food distributors that purchase our product for distribution to their respective customer base.  Broad-line distributors carry extensive product lines in all categories of the food and beverage industry and represent a very large customer base in number and geographically.  Specialty distributors will carry focused product lines for specific markets and or customers.

CUSTOMERS

As of March 31, 2006 and September 30, 2006, our customers were in the following categories:

Category	March 31, 2006	September 30, 2006
Individuals	65%	30%
Corporate	15%	03%
Wholesale	20%	67%
Totals	100%	100%

As of March 31, 2006, our two largest Wholesale customers Sysco Food Services of San Antonio and Ben E. Keith Food Services of San Antonio combined for 12% of our overall sales, 4% and 8% respectively.  As of September 30, 2006, we added Sysco Food Services of Austin and Ben E. Keith Food Services of Dallas/Fort Worth as additional distributors.  As a result, Sysco Food Services of San Antonio and Austin and Ben E. Keith Food Services of San Antonio and Dallas/Fort Worth combined for 56% of our overall sales, 23% and 25% respectively.

THE BAKING PROCESS

Effective September 1, 2005, we leased a 5,000 square foot building in Boerne, Texas where we manufacture our desserts for broad-based distribution.  Products are prepared in batches based on customer demand as to specific flavor categories.  Each pie is individually handmade and prepared for the baking process.  After the baking process is complete, the pies are staged for cooling.  Pies are then placed in our walk-in freezer unit to freeze. Once frozen, pies are individually shrink-wrapped and packaged in cases with 2 pies per case.  After all pies are packaged, they are stored in the freezer until removed for sale and distribution to customers.

RAW MATERIALS

We currently purchase the majority of our baking ingredients from supplier and distributor, Ben E. Keith Foods of San Antonio. We are currently set up on a contract with Ben E. Keith Foods that offers cost incentives when more than 80% of our purchases are through Ben E. Keith Foods.  Although this is beneficial for cost incentives, the contract is non-binding. If the contract with Ben E. Keith Foods were cancelled, we believe we could easily find another supplier or suppliers on the same or substantially similar terms.

We currently purchase our boxes and insulation material for packaging from Temple Inland in San Antonio, TX. There is no supplier risk for our packaging materials as there are many other vendors that can provide the same products at the same price to meet our packaging needs.

Most of the materials we use to make and package our fruit, baking ingredients and cardboard for our packaging, are commodity items, meaning they are available from many sources at approximately the same price. It is possible that certain commodity items may increase in price if, for example, weather negatively affects a particular crop. We have not experienced any substantial price increases, but if we do, our costs could increase which could affect our margins.  If prices rise substantially for our raw materials, we may have to raise prices on our products which could hurt our competitive position and our revenues could decrease.

DELIVERY

All of our pies are fully baked, frozen, and packaged to prepare them for delivery.

All direct to consumer and corporate pies are either picked up by the customer or shipped frozen via UPS, or other similar carriers, utilizing either one or two-day delivery service, depending on the customer location.  Ground delivery to home or business is available for the following states: Texas, Oklahoma, Arkansas, Mississippi and Louisiana.  All other states require 2nd-Day air service in order to maintain product quality and freshness.

Wholesale pies are packaged and placed on standard food size shipping pallets for pickup by the respective wholesale distributor.  These pies are shipped by refrigerated trucks, which are owned by the food distributors, and stored frozen on the distributor’s premises before being shipped by truck to the end-user.

COMPETITION

The “high end” baking and dessert market is highly competitive.  We compete against small to medium size bakeries in our Direct to Consumer and Corporate segments. These companies tend to focus on website sales, phone orders or walk-in retail outlets.  In our Wholesale segment, we compete against larger, well-established companies, whose primary focus is on wholesale distribution to the food service industry.  Our closest competitors in these segments and in our region include:

Direct to Consumer & Corporate Competition:

Janie’s Pies – San Antonio, TX

Heritage Pie Company – Jasper, TX

Royer’s Pies – Roundtop, TX

Wholesale Competition:

Sweet Street Desserts – Reading, PA

Lawler’s Desserts – Humble, TX

Chef Pierre (Division of Sara Lee Foodservice) - Cincinnati, OH

Our goal is to compete by differentiating ourselves in the marketplace by promoting several key elements that we believe set us apart from our competition. One of the most important features of our products is quality. To date, we have competed in the retail markets primarily through word of mouth, although we have initiated some basic website based marketing and sales efforts. When marketing our products to our customers, we stress the quality of our products, the fact they are handmade, and our reputation for customer service.  We have been able to communicate this message through the efforts of our sales personnel. To date, we have found our approach to be well received in the marketplace.

In both our wholesale and retail categories, we feel that our price-points are consistent with what we see as our competition to be in the higher end dessert market. Because of the relative expense of our products, especially in the wholesale business, we offer value added services to our end users who may desire to utilize these services. These services include allowing the use of our “Tootie” brand, the education of wait staff by our sales personnel, and supplying end users with point of sale materials.

It is more difficult for us to compete against larger, well-established companies, such as Schwan’s (Mrs. Smith’s brand), Sara Lee, Sweet Street Desserts, and Marie Calendar’s, because those companies have significant resources to place their products nationally with wholesale food distributors and specialty locations.

We intend to differentiate ourselves from these larger, more established brands, by focusing on the quality of our products and providing value added services on a local basis through our sales personnel. We also provide on site training to end users, such as restaurants, to help their wait staffs sell more of our pies. In some cases, especially in our initial South Texas market, we offer point of sale branding materials, stressing the Tootie Pie name and the quality of our pies. We think the name “Tootie Pie” is catchy and have found it to help generate interest among customers when mentioned by wait staff.

We may not be able to compete successfully and competitive pressures, including possible downward pressure on the prices we charge for our products, could reduce our revenues.  Additionally, we anticipate that we may have to expend significant funds to build and support our brand and market our products.

INTELLECTUAL PROPERTY

We have filed and obtained a Federal Copyright to protect our company logo and trade dress. We have also filed and obtained a State Trademark application with the State of Texas to protect the name “Tootie Pie Company”. To further protect our intellectual property we have entered into non-compete agreements with Tootie Feagan and Bobbie Keese. We have Confidentiality Agreements in place with all current employees protecting our Trade Secrets, including the recipes for the pies.

GOVERNMMENT REGULATION

As of June 15, 2006 we have been inspected by the Kendall County Health Inspector as well as a State Food and Drug Inspector, who advised us that he was also inspecting on behalf of the U.S. Food and Drug Agency. We have placed the required inspection certificates and reports in areas of plain view as required. While these agencies do not issue opinions of a pass or fail nature, we were very pleased with the results of their inspections.

Our U.S. food processing facilities and food products are subject to regulation and random inspection by the United States Food and Drug Agency, or USFDA the State of Texas Department of Health and the Kendall County Health Inspector. We must structure our operations to comply with such government regulation and pay the expenses necessary to comply.  It is possible the government could increase its regulation of our industry.  More stringent requirements could result in changes in industry practices, increased inspections or increased compliance requirements that could increase our costs and reduce margins.

SEASONALITY

The high end dessert business, and more specifically the pie business, does experience seasonal selling pressures. While we have to date only completed one such season, we expect our sales during the fall and winter months, especially our retail sales, to continue to be higher than the warmer seasons of the year. We expect our sales to increase during these fall and winter holiday seasons.  However, since we have only completed one such “season”, and our initial revenues have been minimal, it is difficult for us to fully determine how seasonal fluctuations will affect our financial performance, except to acknowledge the existence of such seasonal tendencies.

EMPLOYEES

Ruby Lorraine “Tootie” Feagan created the “Original Tootie Pie” and all our existing recipes. Her daughter, Bobbie Keese, has baked pies with her mother and now runs our baking operations. Ms. Feagan retired from our company as of May 31, 2006 but will remain available to us for public appearances and other promotional related activities.  Ms. Keese and Ms. Feagan are significant shareholders of our company.

Initially, we relied heavily on the expertise of Ruby Lorraine “Tootie” Feagan and her daughter, Bobbie Keese. As part of our planning, Ms. Feagan and Ms. Keese immediately began to train additional baking employees, planning for the expected retirement of Ms. Feagan from her day-to-day baking operation duties. Ms. Keese has established a team of six baking assistants, one of whom is Cathy Merrill, wife of our president and Chief Executive Officer, Don Merrill, who are now versed in the baking process and recipes. All of these baking assistants have signed confidentiality agreements. We also have all the recipes secured at our corporate facility and have videotaped Ms. Feagan making all of her pies in a step by step process.

As of September 30, 2006, we had 8 full-time employees and 23 part-time employees.  Our employees are not subject to a collective bargaining arrangement and we consider our relationship with employees to be very good. We use mostly workers from the immediate area who work one to three days a week in the baking room on a part-time basis. We also utilize local high school and college-age part-time employees for help in the baking room, as well as in the shipping and receiving areas and for general clean up. We have tapped a readily available market of these part time workers and do not foresee any near term problems in meeting our continued labor needs with a combination of full and part-time workers.

We also utilize full and part-time workers in our office in clerical, accounting, customer service, janitorial, roles in our offices. While we expect to add some full-time employees in some of these departments as our business demands, we do not foresee any problems continuing to attract and employ workers in these capacities as well.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION

The following is a discussion of our financial condition and results of operations. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. The following should be read in conjunction with our Financial Statements and the related Notes included elsewhere in this prospectus.

OVERVIEW

We incorporated in the State of Nevada on June 16, 2005.  Our fiscal year end is March 31.  Our first audit period is June 16, 2005 (inception) to March 31, 2006.  While this short period represents approximately 9 months, the first 4 months (June through October) were used for fundraising and tenant finish of our manufacturing facility in Boerne, Texas.  Operations commenced in September 2005 in Medina and November 2005 for the main facility in Boerne.  Since this is the initial year of operation we will not have any historical numbers to use for comparison purposes, however we have included the financial information for the company from which we bought some of our assets.

Our retail customers are individuals, schools that sell our products for fundraisers and corporations.  Retail sales occur from our Boerne storefront from walk-in customers and via telephone or internet orders.  Retail customers purchase our products throughout the year, however, as a result of the holidays our peak season for our retail business is November and December.  While we currently ship pies throughout the United States, as a start-up company our plan is to manage and grow our retail sales by focusing on our local central Texas market, then expanding into a state wide and national level.  A key component of our retail sales is marketing our corporate sales program.  This program provides our corporate customers a convenient and cost effective way to promote their company through customer and employee appreciation programs.  Our marketing plan for our corporate customers includes direct mail to a specific target of corporations in the major Texas cities of San Antonio, Austin, Houston and Dallas.  In addition, we have hired a sales representative to manage and call on our target corporate customers.  One of the major benefits of our corporate program is that it helps promote not only repeat business with our corporate customers, but also promotes sales by the recipient of the corporate gift.

Our wholesale customers are made up of regional and national broad-line foodservice distributors.  As of September 30, 2006, our primary distributors are Sysco Foodservices of San Antonio, Sysco Foodservices of Austin, Ben E. Keith Foodservices – San Antonio, and Ben E. Keith Foodservices of Dallas/Fort Worth.  Sysco Foodservices of San Antonio and Austin is part of Sysco Corporation, a national foodservice distributor.  Ben E. Keith Foodservices – San Antonio and Dallas/Fort Worth is part of Ben E. Keith Foodservices, a multi state foodservice distributor.  These distributors sell in the central and south Texas markets with the exception of Ben E. Keith Foodservices of Dallas/Fort Worth which sell in the north and east Texas markets.  They purchase our products in volume and then sell and deliver our products to their customers.  The distributor customers are referred to as “end-users” and consist of restaurants, hotels, hospitals, schools, convention centers, and caterers.  The size of their customers varies and range from local, regional, and national companies.  A key component of our wholesale business is actively marketing our products to our distributor’s sales force and to their respective end-users.  We accomplish this by hiring sales personnel, whose primary responsibility is to educate the distributor’s sales force about our product and assist them in selling our products, including going on sales calls with them or making sales calls on their behalf.  Part of our plan also includes providing our sales support to our distributors at a level that separates us from our competitors.

As noted above, we expanded our market territory with the following distributors; Sysco Foodservices of Austin, Ben E. Keith – Dallas/Fort Worth, and U.S. Foodservices – Austin.  The result will increase our market territory and end-user base to include north and east Texas.  To assist us in covering these new markets, effective August 1, 2006, we have hired Hanks Brokerage Company.  Hanks Brokerage is a foodservice broker, responsible for soliciting orders, introducing new products at our request and maintaining contact with certain accounts.  In addition, Hanks Brokerage will transmit all information to us relating to competitive pricing, promotion and advertising bearing on our products and attend trade shows relating to the food trade within its territory.

We will manage our production of finish inventory by maintaining established minimum levels of inventory by product type.  This will provide us the necessary lead time to produce inventory based on demand.  To manage our inventory for the seasonality of our retail sales we analyze our current production capacity and based on this capacity and project sales volumes we will build up our inventory of pies to meet the anticipated demand.  For the 2006 holiday season we began the inventory build up in June, 2006 and will continue through December.  Then based on actual corporate sales orders we will adjust our production levels to meet the demand.  In the event we over-produce inventory, for the holiday season, we will reduce inventory production and sell the excess inventory to wholesale and retail customers after the holiday season.         .

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results.  Our preparation of our Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period.  There can be no assurance that actual results will not differ from those estimates.

Valuation Long-Lived Assets:  We periodically review, on at least an annual basis, the carrying value of goodwill and long-lived assets, or whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  To the extent the fair value of goodwill and long-lived assets, determined based upon the estimated future cash inflows attributable to the assets, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized.

Federal Income Taxes:  We follow the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences.  Accordingly, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

Revenue Recognition:  Revenue is recognized when goods are shipped from production facilities to customers. Revenue is recognized when the following four criteria under Staff Accounting Bulletin No. 104 have been met: the product has been shipped and we have no significant remaining obligations; persuasive evidence of an arrangement exists; the price to the buyer is fixed or determinable; and collection is probable. Deductions from sales for discounts are recorded as reductions of revenues and are provided for at the time of initial sale of product.

Stock Based Compensation:

We do not have a stock-based compensation plan; however we have issued stock to employees and non-employees from time to time as compensation for services rendered.  The expense recorded for the services rendered was based on market value of the underlying common stock on the date the shares were issued. The market value was determined to be the per share cash price paid by willing investors near the time the stock was issued.

We have also granted options to our directors and officers. Through March 31, 2006, we accounted for these grants under the recognition and measurement principles of APB Opinion No. 25, “Accounting For Stock Issued to Employees”, and related interpretations.  We recorded stock-based employee compensation cost of $26,000 for the period ended March 31, 2006, related to stock options which is reflected in net income, as all options granted had an exercise price less than the market value of the underlying common stock on the date of grant.

RECENT ACCOUNTING PRONOUNCEMENTS

On December 16, 2004, the FASB issued Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which is a revision of SFAS 123.  SFAS 123(R) supersedes APB 25 and amends FASB Statement No. 95, “Statement of Cash Flows.”  Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS 123.  However, SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.  We adopted SFAS 123(R) effective April 1, 2006, and there was no impact to operations as all outstanding options completed their vesting during the period ended March 31, 2006, and no new options have been granted, in the six months ended September 30, 2006.

In June, 2006, FASB issued its Interpretation No 48, “Accounting for Uncertain Tax Positions”, which is an interpretation to FASB Statement No. 109, “Accounting for Income Taxes.”  This interpretation requires an enterprise to recognize its best estimate of the impact of a tax position only if that position is probable of being sustained on audit by the IRS.  In evaluating whether the probable recognition threshold has been met, this interpretation requires the presumption that the tax position will be evaluated during an audit by taxing authorities.  The term probable is used in this proposed interpretation consistent with its use in FASB Statement No. 5, “Accounting for Contingencies”, to mean “the future event or events are likely to occur.”  Individual tax positions that fail to meet the probable recognition threshold will generally result in either (a) a reduction in the deferred tax asset or an increase in a deferred tax liability or (b) an increase in a liability for income taxes payable or the reduction of an income tax refund receivable.  The impact may also include both (a) and (b).  The Interpretation is effective for fiscal years beginning after December 15, 2006.  We do not expect to be impacted by the Interpretation.

PLAN OF OPERATION

We intend to pursue retail and wholesale business for our products, utilizing the various sales and marketing strategies discussed elsewhere in this prospectus. The following are our short term goals for the fiscal year ended March 31, 2007:

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service 3,000 retail customers during this twelve month period;

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service up to 100 corporate customers during this twelve month period;

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continue to develop and grow our wholesale business in the South Texas Region;

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begin to develop our wholesale business in other markets including Austin, Houston & the Dallas/Forth Worth Region;

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develop relationships with other food distributors as needed;

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develop a specific marketing plan that develops our brand; and

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analyze the feasibility of company-owned retail locations and possibly open one or more.

DISCUSSION OF THE PREDECESSOR BUSINESS

We are providing financial information related to the Predecessor Business for the twelve month period ending December 31, 2004 and the eight month period ending September 9, 2005.  The Predecessor Business was operated, for over fifteen years, as a sole proprietorship by Ruby Lorraine “Tootie” Feagan.  She operated the business without employees or full-time help.  Her facility was located in Medina, Texas and consisted of an approximate 250 square foot kitchen and 250 square foot sales room.  She did not have any formal marketing or advertising program.

Based on the quality and unique nature of her desserts, we purchased her recipes and other assets believing that a successful business can be developed.  The Predecessor financial information is being provided for information purposes; however, we do not believe that it should be used for comparative purposes as the Predecessor operations were materially different from our plan and operations.

Revenues: Net Revenues for the Predecessor Business for the twelve month period ending December 31, 2004 were $13,847 compared to the eight month period ending September 9, 2005 of $10,100.

Cost of Sales: Cost of Sales for the Predecessor Business for the twelve month period ending December 31, 2004 were $10,165 compared to the eight month period ending September 9, 2005 of $7,424.

Gross Profit: Gross Profit for the Predecessor Business for the twelve month period ending December 31, 2004 were $3,682 compared to the eight month period ending September 9, 2005 of $2,676.

Selling Expenses: Selling Expenses for the Predecessor Business for the twelve month period ending December 31, 2004 were $757 compared to the eight month period ending September 9, 2005 of $697.

General and Administrative Expenses:  General and Administrative for the Predecessor Business for the twelve month period ending December 31, 2004 were $6,180 compared to the eight month period ending September 9, 2005 of $6,276.

Net Loss:  The Net Loss for the Predecessor Business for the twelve month period ending December 31, 2004 were $3,255 compared to the eight month period ending September 9, 2005 of $4,297.

DISCUSSION OF THE PERIOD FROM JUNE 16, 2005 TO THE PERIOD ENDED MARCH 31, 2006

We incorporated in the State of Nevada on June 16, 2005. Our first audit period is June 16, 2005 (inception) to March 31, 2006.  While this short period represents approximately 9 months, the first 4 months (June through October) were used for fundraising and tenant finish of our manufacturing facility in Boerne.  Operations commenced in September in Medina and November for the main facility in Boerne.  Since this is the initial year of operation we do not have any historical numbers to use for comparison purposes. The following discussion covers the period from our inception to the period ended March 31, 2006. Because we are only in our initial stages of development, results for this period are not indicative of our future results.

Revenues: Net Revenues for the period from June 16, 2005 to March 31, 2006 were $143,468.  Due to the initial stages of operations this revenue was generated in our Medina facility (starting in September) and our Boerne facility (soft opening in October with formal commencement of operations in November).  Of the $143,468 of net revenue generated, approximately $115,000 or 80% was from retail customers (including corporate customers) and approximately $28,000 or 20% from wholesale customers.  On a go forward basis we anticipate growing our wholesale revenue to a point where it will equal or exceed our retail revenue.

Cost of Sales: Cost of Sales for the period from June 16, 2005 to March 31, 2006 was $132,590. The cost of sales breakdown for the period consisted of raw materials of $27,715, direct labor of $61,353, cooking and cleaning supplies of $8,107, and factory overhead of $35,024.

As we expand our production capacity, we expect to achieve increased cost efficiency from volume purchasing, improvements in our manufacturing processes and the allocation of indirect costs across a broader production base will result in a projected decrease in the cost of sales as a percentage of gross revenue.

Gross Profit:  Gross Profit for the period from June 16, 2005 to March 31, 2006 was $10,878.  Our relatively low gross profit margin of 7.6% is attributable to our initial start-up stage of development and is not indicative of our future results.

Selling Expenses:  Selling Expenses for the period from June 16, 2005 to March 31, 2006 were $84,155.  The selling expense breakdown for the period consisted of sales salaries and wages of $25,848, distribution/shipping expenses of $37,858, and packaging expense of $20,449.

We expect our Selling expenses and General and Administrative expenses, discussed below, to increase over time as we continue to expand our production capacity to meet increasing sales demand, however we expect the percentage of our Selling expenses and General and Administrative expenses in relation to gross revenues to decrease as we achieve greater efficiencies in our operations.

General and Administrative Expenses:  General and Administrative expenses for the period from June 16, 2005 to March 31, 2006 were $207,744.  The major General and Administrative expenses includes advertising of $13,235, insurance of $5,688, legal and professional of $13,739, administrative salaries and wages of $34,549, payroll taxes of $11,088, and one-time start-up expenses of $24,694.

Net Loss:  Our net loss for the period from June 16, 2005 to March 31, 2006 was $277,011.  As previously mentioned, our first audit period represents our initial stages of development and operations and the results for this period are not indicative of our future results.

Stock Based Compensation:  We do not have a formal stock-based compensation plan; however we have issued stock to employees and non-employees from time to time as compensation for services rendered.

During the period ended March 31, 2006 we granted 120,800 shares of common stock valued at a price per share of $0.25 totaling $30,200 as bonus compensation to 24 employees.  We have not issued any additional shares to employees during the six month period ended September 30, 2006.

During the period ended March 31, 2006 we granted 150,000 shares of common stock valued at a price per share of $0.25 totaling $37,500 as compensation to 3 consultants.  We have not issued any additional shares to consultants during the six month period ended September 30, 2006.

During the period ended June 30, 2006 we granted 20,000 shares of common stock valued at a price per share of $0.40 totaling $8,000 as board of director compensation to two directors.  We have not issued any additional shares to directors during the six month period ended September 30, 2006.

Stock Options:  We have granted options to our directors and officers.  Through March 31, 2006, we accounted for these grants under the recognition and measurement principles of APB Opinion No. 25, “Accounting For Stock Issued to Employees”, and related interpretations.  We recorded the stock option compensation cost of $26,000 for the period ended March 31, 2006, related to stock options which is reflected in net income, as all options granted had an exercise price less than the market value of the underlying common stock on the date of grant.  The following table describes the options granted as of March 31, 2006.  We have not issued any additional stock options during the six month period ended September 30, 2006.

Stock Option Transactions
Date	Grantee	Relationship to Company	Reason for Grant	Number of Shares Optioned	Exercise Price	Deemed Fair value of shares	Compensation Expense
12/31/2005	Don Merrill, Jr.	Chairman and President/CEO	Part of compensation for services rendered	50,000	$0.12 per share	$0.25 per share	$ 6,500
12/31/2005	David Patterson	Treasurer/CFO	Part of compensation for services rendered	50,000	$0.12 per share	$0.25 per share	$ 6,500
12/31/2005	Jeff Bailey	Vice President of Corporate Development	Part of compensation for services rendered	50,000	$0.12 per share	$0.25 per share	$ 6,500
12/31/2005	Bobbie Keese	Vice President of Baking Operations	Part of compensation for services rendered	50,000	$0.12 per share	$0.25 per share	$ 6,500
			Totals	200,000			$ 26,000

The deemed fair value of the shares was determined contemporaneously as shares were issued, and then subsequently revalued retroactively based on additional analysis and research.  The fair value of the shares issued to management and employees, as well as to others in exchange for goods and services, was determined by management to be equal to the price per share of sales of common stock near the time of the transactions.  Warrants attached to the private placement sales were considered to have a nominal value due to the speculative nature, and limited operations, of the Company to present.  Accordingly, no value was assigned to the warrants accompanying the common stock issuances.   Management did not engage an unrelated valuation specialist for these valuations as it believes the sales of common stock to third parties near the time of the transactions are reflective of the fair value, and the cost of such valuation specialist could be better utilized by the Company in its operations.

Stock Issued as Compensation
Date	Grantee	Relationship to Company	Reason for Grant	Number of Shares	Deemed Fair Value & Amount Expensed	Deemed Fair Value per share
10/21/2005	Scott Mayer	Consultant	Marketing consulting	10,000	2,500	0.25
12/31/2005	Aaron Patterson	Employee	Bonus	12,500	3,125	0.25
12/31/2005	Ragan Patterson	Employee	Bonus	12,500	3,125	0.25
12/31/2005	Wes Wilson	Consultant	Website design	40,000	10,000	0.25
12/31/2005	Cathy Merrill	Employee	Bonus	25,000	6,250	0.25
12/31/2005	Nancy Bailey	Employee	Bonus	25,000	6,250	0.25
12/31/2005	Ruby Feagan	Employee	Bonus	20,000	5,000	0.25
12/31/2005	Kim Lee	Employee	Bonus	20,000	5,000	0.25
12/31/2005	Micha McClelland	Employee	Bonus	500	125	0.25
12/31/2005	Caitlin Reynolds	Employee	Bonus	500	125	0.25
12/31/2005	Jordan Dennis	Employee	Bonus	500	125	0.25
12/31/2005	Jeanie Larson	Employee	Bonus	500	125	0.25
12/31/2005	Sarah Zachery	Employee	Bonus	1,000	250	0.25
12/31/2005	Kelsey Howard	Employee	Bonus	300	75	0.25
12/31/2005	Susan Barr	Employee	Bonus	200	50	0.25
12/31/2005	Daniel Brown	Employee	Bonus	100	25	0.25
12/31/2005	Taylor Tomlin	Employee	Bonus	100	25	0.25
12/31/2005	Lindsey Harkrider	Employee	Bonus	100	25	0.25
12/31/2005	Katie Harkrider	Employee	Bonus	100	25	0.25
12/31/2005	Kelly Nash	Employee	Bonus	500	125	0.25
12/31/2005	Kim Krause	Employee	Bonus	100	25	0.25
12/31/2005	Nich Hearn	Employee	Bonus	100	25	0.25
12/31/2005	Whitney Hearn	Employee	Bonus	100	25	0.25
12/31/2005	Daniel Brennan	Employee	Bonus	100	25	0.25
2/25/2006	Mary Scott	Employee	Bonus	1,000	250	0.25
2/28/2006	Tony Diamond	Consultant	Marketing consulting	100,000	25,000	0.25
6/28/2006	Dr. Raymond Armstrong	Director & Investor	Board fees	10,000	4,000	0.40
6/28/2006	Chris Keese	Director & Investor	Board fees	10,000	4,000	0.40
			Totals	290,800	75,700

LIQUIDITY AND CAPITAL RESOURCES

Between March 31, 2006 and June 30, 2006, we have raised an additional $295,650 from the sale of our common stock under a private placement of securities. Since June 30, 2006 no additional shares have been sold.  The amount of working capital that we will require depends on several factors, including without limitation, the extent and timing of sales of our products, future inventory costs, the timing and costs associated with the expansion of our manufacturing and customer support capabilities, and our operating results. We believe our working capital will be adequate to fund our operations for the next year, but if we are unable to do so, we may need to seek alternative sources of working capital.  Potential sources of such working capital could include senior debt facilities, new lines of credit, our investors exercising their warrants, or additional sales of our securities. If we raise funds through our investors exercising their warrants or the sale of other securities, the common stock currently outstanding would be diluted. There is a risk that such additional financing may not be available, or may not be available on acceptable terms, and the inability to obtain additional financing or generate sufficient cash from operations could require us to reduce or eliminate expenditures for capital equipment, production, or marketing of our products, or otherwise curtail or discontinue our operations, which could have a material adverse effect on our business, financial condition and results of operations.

At our fiscal year end of March 31, 2006, our total assets were $494,416, our total liabilities were $33,377, and stockholders’ equity was $461,039.

As of March 31, 2006, we had total Current Assets of $218,262.  The current assets breakdown for the period consisted of cash and equivalents of $182,503, accounts receivable of $12,857, inventory of $14,241, and other current assets of $8,661.

As of March 31, 2006, we had total Current Liabilities of $33,377.  The current liability breakdown for the period consisted of accounts payable – trade of $14,968, accounts payable – employees of $5,290, and accrued expenses of $13,119.

As of March 31, 2006, our Stockholders’ Equity was $461,039.  The stockholders’ equity breakdown for the period consisted of common stock at $0.001 par value of $4,993, additional paid-in-capital of $733,057, and retained earnings (deficit) of ($277,011).

STATEMENT OF CASH FLOWS

For the period June 16, 2005 to March 31, 2006, cash used in operating activities consisted primarily of a net loss of $277,011 adjusted for depreciation of $11,844, amortization of $15,866, common stock issued for services of $67,700, stock options issued for services of $26,000, changes in accounts receivable of $(12,857), inventory of $(14,241), other assets of $(11,611), and accounts payable and accrued expenses of $33,377.  As a result of these adjustments net cash of $160,933 were used by Operating Activities.

For the period June 16, 2005 to March 31, 2006, Investing Activities resulted in net cash used of $150,914.  This amount consisted of purchasing fixed assets of $109,914 and intangible assets of $41,000.

For the period June 16, 2005 to March 31, 2006, Financing Activities resulted in net cash of $494,350 being provided.  This amount was provided by the sale of common stock less offering expenses.

DISCUSSION OF THE SIX MONTH PERIOD FROM APRIL 1, 2006 TO SEPTEMBER 30, 2006

Since this is the initial year of operation we do not have any historical numbers to use for comparison purposes. The following discussion covers the six month period ended September 30, 2006. Because we are only in our initial stages of development, results for this period are not indicative of our future results.

Revenues: Net Revenues for the period from April 1, 2006 to September 30, 2006 were $167,290.  Of the $167,290 of net revenue generated, approximately $55,165 or 33% was from retail customers (including corporate customers) and approximately $112,125 or 67% from wholesale customers.  Due to the seasonality of our retail business we anticipate the split of revenue between retail and wholesale will not maintain the current reported period allocation.

Cost of Sales: Cost of Sales for the period from April 1, 2006 to September 30, 2006 was $127,637. The cost of sales breakdown for the period consisted of raw materials of $29,902, direct labor of $55,326, cooking & cleaning supplies of $6,341, freight & storage of $2,280 and factory overhead of $33,788.

Gross Profit:  Gross Profit for the period from April 1, 2006 to September 30, 2006 was $39,653.

Selling Expenses:  Selling Expenses for the period from April 1, 2006 to September 30, 2006 were $114,828.  The selling expense breakdown for the period consisted of sales salaries and wages of $38,645, distribution/shipping expenses of $47,168, and packaging expense of $29,015.

General and Administrative Expenses:  General and Administrative expenses for the period from April 1, 2006 to September 30, 2006 were $152,429.  The major General and Administrative expenses includes amortization of $13,694, insurance of $10,722, legal and professional of $30,256, administrative salaries and wages of $54,350, and payroll taxes of $15,112.

Net Loss:  Our net loss for the period from April 1, 2006 to September 30, 2006 was $222,007.  As previously mentioned, we are in our initial stages of development and operations and the results for this period are not indicative of our future results.

LIQUIDITY AND CAPITAL RESOURCES

At the end of the second quarter ended September 30, 2006, our total assets were $612,712 our total liabilities were $70,030, and stockholder’s equity was $542,682.

As of September 30, 2006, we had total Current Assets of $322,424.  The current assets breakdown for the period consisted of cash and equivalents of $245,859, accounts receivable of $12,972, inventory of $49,269, and other current assets of $14,324.

As of September 30, 2006, we had total Current Liabilities of $70,030.  The current liability breakdown for the period consisted of accounts payable – trade of $49,351, accounts payable – employees of $178, and accrued expenses of $20,501.

As of September 30, 2006, our Stockholders’ Equity was $542,682.  The stockholders’ equity breakdown for the period consisted of common stock at $0.001 par value of $5,928, additional paid-in-capital of $1,035,772, and retained earnings (deficit) of ($499,018).

As of the period ended September 30, 2006, we were in the initial stages of expanding our manufacturing and customer support capabilities.

The expansion related to manufacturing consisted of purchasing additional equipment and increasing the electrical load capacity of our manufacturing facility.  The total cost of this expansion consisted of the following:

Manufacturing Expansion Cost	Amount
Combo Freezer/Cooler Unit	$26,150
Double Stack Ovens	4,500
Food Mixer	3,189
Labor to install freezer/cooler	4,035
Labor and parts for electrical/gas upgrades	5,235
Total	$43,109

The expansion related to customer support consisted of the following:

Customer Support Cost	Amount
Telephone Equipment	$3,763
Computer and related equipment	1,679
Total	$5,442

For the period ended September 30, 2006, we have incurred $36,093, comprised of $30,649 in construction-in-progress and $5,443 in furniture and equipment, of the $48,551 total expansion cost.  Of the total expansion cost $22,362 has been funded as of September 30, 2006.  The remaining balance of $26,189 will be funded from working capital in October 2006.

As a result of the expansion we have added equipment in our customer support area which was necessary to process orders.  We have also doubled our production capacity during a single shift and more than doubled our storage capacity of finished inventory.  We believe the effect of the expansion will provide more cost effective order processing, production and inventory management, as well as managing increased production requirements in the future.

STATEMENT OF CASH FLOWS

For the period April 1, 2006 to September 30, 2006, cash used in operating activities consisted primarily of a net loss of $222,007 adjusted for depreciation and amortization of $12,053 and $13,694 respectively, common stock issued for services of $8,000, a increase in accounts receivable of $115, an increase in inventory of $35,028, an increase in other assets of $6,263, and a increase in accounts payable and accrued expenses of $36,653.  As a result of these adjustments net cash of $193,013 were used by Operating Activities.

For the period April 1, 2006 to September 30, 2006, Investing Activities consisted of $39,281 to purchase additional mixers, ovens, walk-in cooler/freezers, and computer/office equipment.

For the period April 1, 2006 to September 30, 2006, Financing Activities resulted in net cash of $295,650 being provided.  This amount was provided by the sale of common stock with no offering expenses incurred.

CAPITAL COMMITMENTS

We have entered into certain building and equipment operating leases expiring at various dates through August 2008.  Future minimum annual lease payments are as follow:

Period Ended March 31	Amount

2007	$33,450
2008	35,250
2009	15,000

OFF-BALANCE SHEET ARRANGMENTS

None.

DESCRIPTION OF PROPERTY

Effective September 1, 2005, we have leased 5,000 square feet consisting of approximately 4,000 square feet of warehouse space and 1,000 square feet of office space.  This facility, located in Boerne, Texas, will serve as our corporate headquarters and primary manufacturing facility.  This facility has been leased for a period of three years effective September 1, 2005, with options to extend the lease, and will be outfitted with the equipment necessary to form a complete manufacturing line for our pies. The monthly minimum rent is $2,700 for the first year of the lease, $2,850 for the second year and $3,000 for the remainder of the lease. The facility is outfitted with loading/unloading docks for efficient pickup and delivery.  The location will allow for future growth while creating cost savings for manufacturing, delivery, shipping and other business operations.

Effective June 1, 2006, we closed our Medina, Texas facility.  This facility consisted of a 500 square foot building acquired as part of the original acquisition of assets from Ms. Feagan.  We closed the facility because we believed the location had insufficient traffic count to successfully operate as a retail location. As of March 31, 2006 the building had a net book value of $6,416.67.  We are currently evaluating how we will use the building going forward (i.e. - move the building to our facility in Boerne or sell the building).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Number of Stockholders

The number of record holders of our common stock as of September 30, 2006 was approximately 100, not including nominees of beneficial owners.

Dividend Policy

We have not paid dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

EXECUTIVE COMPENSATION

We do not currently have any written employment agreements with our executive officers. Our Board has passed resolutions for the following compensation.

Mr. Don L. Merrill, Jr. received a $25,000 cash payment for his efforts in starting the Company.

Mr. David Patterson will receive an initial annual salary of no more than $50,000.

Mr. Jeff Bailey will receive an initial annual salary of no more than $40,000.

On May 31, 2006, the Board authorized an annual salary of $60,000 beginning on June 1, 2006 for Mr. Don L. Merrill, Jr.

COMPENSATION OF THE BOARD OF DIRECTORS

We pay our outside directors $200 for each Board Meeting.  We reimburse all of our directors for their costs to attend or participate in a meeting.  We also granted each of our non officer directors 10,000 shares of common stock for compensation of their first year of service.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

To the Board of Directors

Tootie Pie Company, Inc.

Boerne, Texas

We have audited the balance sheet of Tootie Pie Company, Inc. (the “Company”) as of March 31, 2006, and the related statements of operations, changes in stockholders' equity, and cash flows for the period of inception, June 16, 2005 to March 31, 2006.  We have also audited the statements of operations, stockholders’ equity, and cash flow of the Predecessor Business for the period of January 1, 2005 to September 9, 2005, and year ended December 31, 2004.  These financial statements are the responsibility of the Company’s and Predecessor Business management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Tootie Pie Company, Inc., as of March 31, 2006, and the results of its operations, changes in stockholders’ equity, and cash flows for the period of inception, June 16, 2005 to March 31, 2006, in conformity with U. S. generally accepted accounting principles.  Further, in our opinion, the financial statements of the Predecessor Business referred to above presents fairly, in all material respects, the results of its operations and its cash flows for the period from January 1, 2005 to September 9, 2005, and the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 8 to the financial statements, the Company has restated its March 31, 2006 financial statements to reflect the proper treatment of its valuation of common stock exchanged for the purchase of certain assets, consulting and services, and for its granting of stock options.

/S/ AKIN, DOHERTY, KLEIN & FEUGE, P.C.

Akin, Doherty, Klein & Feuge, P.C. San Antonio, Texas November 7, 2006

TOOTIE PIE COMPANY, INC.

Balance Sheet

	September 30,	March 31,
	2006	2006
	(unaudited)	(restated)
ASSETS
Current Assets:
Cash equivalents	$245,859	$182,503
Accounts receivable, trade	12,972	12,857
Inventory	49,269	14,241
Other current assets	14,324	8,661
Total current assets	322,424	218,262
Fixed Assets:
Furniture and equipment	81,409	72,777
Leasehold improvements	30,137	30,137
Building	7,000	7,000
Construction in progress	30,649	-
Total fixed assets	149,195	109,914
Less accumulated depreciation	(23,897)	(11,844)
Net fixed assets	125,298	98,070
Other Assets:
Intangible assets, net	161,440	175,134
Deposits and other	3,550	2,950
Total other assets	164,990	178,084
Total Assets	$612,712	$494,416
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, trade	$49,351	$14,968
Accounts payable, employees	178	5,290
Accrued expenses	20,501	13,119
Total current liabilities	70,030	33,377
Stockholders' Equity:
Preferred stock, $.001 par value; authorized 100,000
shares, none issued or outstanding	-	-
Common stock, $.001 par value; authorized 99,900,000
shares, 5,927,800 and 4,992,800 issued and outstanding	5,928	4,993
Additional paid-in capital	1,035,772	733,057
Retained earnings (deficit)	(499,018)	(277,011)
Total stockholders' equity	542,682	461,039
Total Liabilities and Stockholders' Equity	$612,712	$494,416

See notes to audited financial statements.

TOOTIE PIE COMPANY, INC.

Statement of Operations

			Predecessor Business
	Six Months	Inception	Jan. 1, 2005
	Ended	Jun. 16, 2005 to	to	Year Ended
	Sep. 30, 2006	Mar. 31, 2006	Sep. 9, 2005	Dec. 31, 2004
	(unaudited)	(restated)
Sales, net	$167,290	$143,468	$10,100	$13,847
Cost of goods sold	127,637	132,590	7,424	10,165
Gross profit	39,653	10,878	2,676	3,682
Other (Income) Expense:
General and administrative expense	152,429	207,744	6,276	6,180
Selling expense	114,828	84,155	697	757
Interest income	(5,597)	(4,010)	-	-
	261,660	287,889	6,973	6,937
Loss before income taxes	(222,007)	(277,011)	(4,297)	(3,255)
Income taxes	-	-	-	-

Net Loss	$(222,007)	$(277,011)	$(4,297)	$(3,255)

Earnings (Loss) Per Share

Basic and diluted loss per share	$(0.04)	$(0.07)	$ N/A	$ N/A

Weighted average common shares outstanding, basic and diluted	5,473,073	3,806,951	N/A	N/A

See notes to audited financial statements.

TOOTIE PIE COMPANY, INC.

Statement of Changes in Stockholders' Equity

			Additional	Retained
	Common Stock		Paid-in	Earnings
	Shares	Amount	Capital	(Deficit)	Total
Tootie Pie Company, Inc.
Issuance of stock at inception, June 16, 2005	2,050,000	$2,050	$-	$-	$2,050
Subsequent stock issuances:
Acquisition of recipes	600,000	600	149,400	-	150,000
Private placement, net of offering costs of $25,700	2,072,000	2,072	490,228	-	492,300
Consulting and services	270,800	271	67,429	-	67,700
Stock option grants - intrinsic value	-	-	26,000	-	26,000
Net (loss) for the period	-	-	-	(277,011)	(277,011)
Balance at March 31, 2006	4,992,800	4,993	733,057	(277,011)	461,039
Common stock issuances:
Private placement, net of offering costs of $-0-	915,000	915	294,735	-	295,650
Consulting and services	20,000	20	7,980	-	8,000
Net (loss) for the period	-	-	-	(222,007)	(222,007)
Balance at September 30, 2006	5,927,800	$5,928	$1,035,772	$(499,018)	$542,682

* Period ended March 31, 2006 is restated, and subsequent period ended September 30, 2006 is unaudited.

					Owners
					Equity
Predecessor Business
Balance at January 1, 2004					$1,667
Net (loss) for the year					(3,255)
Owner contributions					5,192
Balance at December 31, 2004					3,604
Net (loss) for the period					(4,297)
Owner contributions					3,269
Balance at September 9, 2005					$2,576

See notes to audited financial statements.

TOOTIE PIE COMPANY, INC.

Statement of Cash Flows

			Predecessor Business
	Six Months	Inception	Jan. 1, 2005
	Ended	Jun. 16, 2005 to	to	Year Ended
	Sep. 30, 2006	Mar. 31, 2006	Sep. 9, 2005	Dec. 31, 2004
	(unaudited)	(restated)
Operating Activities
Net loss	$(222,007)	$(277,011)	$(4,297)	$(3,255)
Adjustments to reconcile net income
to net cash (used) by operating activities:
Depreciation	12,053	11,844	-	-
Amortization	13,694	15,866	-	-
Common stock issued for services	8,000	67,700	-	-
Stock options issued for services		26,000
Changes in operating assets and liabilities:			-	-
Accounts receivable	(115)	(12,857)	-	-
Inventory	(35,028)	(14,241)	-	-
Other assets	(6,263)	(11,611)	-	-
Accounts payable and accrued expenses	36,653	33,377	-	-
Net Cash (Used) by Operating Activities	(193,013)	(160,933)	(4,297)	(3,255)
Investing Activities
Purchases of fixed assets	(39,281)	(109,914)	-	-
Acquisition of predecessor business - intangible assets	-	(41,000)	-	-
Net Cash (Used) by Investing Activities	(39,281)	(150,914)	-	-
Financing Activities
Issuances of common stock, net of offering costs	295,650	494,350	-	-
Owner contributions	-	-	3,269	5,192
Net Cash Provided by Financing Activities	295,650	494,350	3,269	5,192
Net Change in Cash	63,356	182,503	(1,028)	1,937
Cash at beginning of period	182,503	-	3,604	1,667
Cast at End of Period	$245,859	$182,503	$2,576	$3,604

Supplemental Disclosures
Interest paid in cash	$-	$-	$-	$-
Federal income taxes paid in cash	-	-	-	-
Noncash Activities:
Issuance of common stock in asset acq.	-	150,000	-	-
Issuance of common stock for services	8,000	67,700	-	-
Issuance of stock options, intrinsic value	-	26,000	-	-

See notes to audited financial statements

TOOTIE PIE COMPANY, INC.

Notes to Audited Financial Statements

NOTE 1 – DESCRIPTON OF BUSINESS AND SIGNFICANT ACCOUNTING POLICIES

Nature of Business:  Tootie Pie Company, Inc. (the “Company”) was organized under the laws of the State of Nevada on June 16, 2005 and commenced its formal operations following the purchase of the Predecessor Business operations on September 9, 2005 (see Note 2).  The Predecessor Business was operated as an unincorporated business (schedule “C” business).  The Company is engaged in one business segment, the development, production and marketing of “high end” desserts through retail and wholesale channels from its primary manufacturing and corporate office facilities in Boerne, Texas.

Reporting Period:  The reporting period of Tootie Pie Company, Inc. in these financial statements are from inception, June 16, 2005, to March 31, 2006 (audited), and for the six month period ended September 30, 2006 (unaudited).  The Company operates on a March 31 fiscal year end.

All information presented in these financial statements and notes as of September 30, 2006 and for the six months then ended is unaudited.

The statement of operations presents the Predecessor Business results for the year ended December 31, 2004, and the period of January 1, 2005 through the date of acquisition, September 9, 2005.

Cash and Equivalents:  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable:  Accounts receivable are reported at outstanding principal, net of an allowance for doubtful accounts of $-0- at March 31, 2006 and September 30, 2006.  The allowance for doubtful accounts is determined based on historical trends and an account-by-account review.  Accounts are charged off when collection efforts have failed and the account is deemed uncollectible.  The Company normally does not charge interest on accounts receivable.

Inventories:  Inventories are stated at the lower of cost (which is determined on a first-in, first-out basis) or market and consists of raw materials, packaging materials and finished goods. Reserves for slow moving and obsolete inventories are provided based on historical experience and product demand. A reserve for obsolete inventories was not required at March 31, 2006 or September 30, 2006.

Fixed Assets:  Fixed assets are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, ranging from three to twenty years.  Leasehold improvements are amortized straight-line over the lesser of the estimated useful life of the asset or over the remaining lease period.  Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets:  Intangible assets consist primarily of recipes (see Note 2), and are being amortized straight-line over 7 years.  Accumulated amortization totaled $15,866 at March 31, 2006 and $29,560 at September 30, 2006.  The Company periodically reviews, on at least an annual basis, the carrying value of its intangible and long-lived assets, or whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  To the extent the fair value of intangible and long-lived assets, determined based upon the estimated future cash inflows attributable to the assets, less estimated future cash outflows, are less than the carrying amount, an impairment loss is recognized.

Federal Income Taxes:  The Company follows the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the future tax consequences.  Accordingly, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

TOOTIE PIE COMPANY, INC.

Notes to Audited Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGIFINANT ACCOUNTING POLICIES - continued

Revenue Recognition:  Revenue is recognized when goods are shipped from production facilities to customers. Revenue is recognized when the following four criteria have been met: the product has been shipped and the Company has no significant remaining obligations; persuasive evidence of an arrangement exists; the price to the buyer is fixed or determinable; and collection is probable. Deductions from sales for discounts are recorded as reductions of revenues and are provided for at the time of initial sale of product.

Advertising Costs:  The cost of advertising is expensed as incurred. The Company incurred advertising expense of $13,235 for the period ended March 31, 2006 and $9,628 for the six months ended September 30, 2006.

Product Development Costs:  Cost of new product development and product redesign are charged to expense as incurred.

Shipping and Handling Costs: In accordance with EITF No. 00-10 "Accounting for Shipping and Handling Fees and Costs", revenue received from shipping and handling fees of approximately $16,200 is reflected in net sales for the period ended March 31, 2006, and $8,062 for the six months ended September 30, 2006.  Costs associated with shipping product to customers is included in selling expenses and totaled approximately $14,950 for the period ended March 31, 2006 and $8,670 for the six months ended September 30, 2006.

Loss Per Common Stock:  Basic and diluted losses per common share are calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Common stock equivalents, which consist of stock options and warrants, were excluded from the computation of the weighted average number of common shares outstanding for purposes of calculating diluted loss per common share because their effect was antidilutive. See Note 4 for disclosure of securities that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the period presented.

Concentration of Credit Risk:  Financial instruments that potentially expose the Company to credit risk consist of cash and equivalents and accounts receivable.  The Company maintains its cash balances with financial institutions.  Accounts at the institution are secured by the FDIC up to $100,000.  Periodically, balances may exceed this amount.  Trade receivables potentially subject the Company to concentrations of credit risk. The Company’s customer base consists of retail and wholesale buyers which are geographically dispersed.

Fair Value of Financial Instruments:  Cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are reflected in the accompanying audited financial statements at cost, which approximates fair value because of the short-term maturity of these instruments.

Use of Estimates:  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGIFINANT ACCOUNTING POLICIES - continued

Stock Based Compensation:  The Company does not have a stock-based compensation plan; however certain options have been granted (non-qualified stock options) to its Directors and officers.  The Company accounts for these grants under the recognition and measurement principles of APB Opinion No. 25, “Accounting For Stock Issued to Employees”, and related interpretations.  The Company recorded stock-based employee compensation cost of $26,000 for the period ended March 31, 2006, related to stock options which is reflected in net income, as all options granted had an exercise price less than the market value of the underlying common stock on the date of grant.

The following table illustrates the effect on net income and earnings per share as if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation for the period ended March 31, 2006:

	Six Months
	Ended	Inception to
	September 30, 2006	March 31, 2006

Net (loss) as reported	$(222,007)	$(277,011)

Deduct: Total stock-based compensation
expense determined under the fair value based
method for all awards, net of related tax effects	-	(34,796)

Pro forma earnings (loss)	$(222,007)	$(311,807)

Earnings (loss) per common share:
Basic, as reported	$(0.04)	$(0.07)
Basic, pro forma	$(0.04)	$(0.08)
Diluted, as reported	$(0.04)	$(0.07)
Diluted, pro forma	$(0.04)	$(0.08)

Recent Accounting Pronouncements:  In December 2004, the FASB issued Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which is a revision of SFAS 123.  SFAS 123(R) supersedes APB 25 and amends FASB Statement No. 95, “Statement of Cash Flows.”  Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS 123.  However, SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.  The transition provisions require the “modified prospective method” be applied to all new or modified awards and the remaining expense for unvested options.  The Company adopted Statement No. 123(R) as of April 1, 2006 and there was no impact to operations as all outstanding options completed their vesting during the period ended March 31, 2006, and no new options have been granted in the six months ended September 30, 2006.

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGIFINANT ACCOUNTING POLICIES - continued

In June 2006, FASB issued its Interpretation No. 48, “Accounting for Uncertain Tax Positions”, which is an interpretation to FASB Statement No. 109, “Accounting for Income Taxes.”  This Interpretation requires an enterprise to recognize its best estimate of the impact of a tax position only if that position is probable of being sustained on audit by the IRS.  In evaluating whether the probable recognition threshold has been met, this Interpretation requires the presumption that the tax position will be evaluated during an audit by taxing authorities.  The term probable is used in this Interpretation consistent with its use in FASB Statement No. 5, “Accounting for Contingencies”, to mean “the future event or events are likely to occur.”  Individual tax positions that fail to meet the probable recognition threshold will generally result in either (a) a reduction in the deferred tax asset or an increase in a deferred tax liability or (b) an increase in a liability for income taxes payable or the reduction of an income tax refund receivable.  The impact may also include both (a) and (b).  The Interpretation is effective for fiscal years beginning after December 15, 2006.  The Interpretation is not expected to have an impact on the Company.

NOTE 2 – PURCHASE OF CERTAIN ASSETS

On September 9, 2005, the Company purchased the rights, recipes, customer lists, and certain equipment of a sole proprietor located in Medina, Texas for $50,000 in cash and the issuance of 600,000 shares of common stock valued at $150,000.  The $200,000 purchase price was allocated to the following assets acquired:

Plant and equipment	$9,000
Intangible assets - recipes	191,000
$200,000

Amortization expenses related to the intangible asset will be incurred as follows:

Year Ended March 31	Amount
2007	$27,286
2008	27,286
2009	27,286
2010	27,286
2011	27,286
2012	27,286
2013	11,418

NOTE 3 – INVENTORIES

Inventories consist of the following:

	September 30, 2006	March 31, 2006

Raw materials	$11,581	$3,852
Packaging materials	5,578	6,473
Finished goods	32,110	3,916

	$49,269	$14,241

NOTE 4 – STOCKHOLDERS’ EQUITY

Stock Options:  The Company periodically grants non-qualified stock options to directors and officers.

Pro forma information regarding net income (loss) and earnings (loss) per share is included in Note 1 as required by SFAS No. 123 and uses the Black-Scholes option pricing model.  The fair value for these options was estimated at the date of grant with the following weighted-average assumptions for the period ended March 31, 2006:

Risk-free interest rate	5.50%
Expected dividend yield	0%
Expected volatility of common stock	50%
Expected weighted-average life of option	5 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

In December 2004, the FASB issued Statement 123R, “Share-Based Payment,” which requires all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value.  The effective date for Tootie Pie Company is April 1, 2006.  See the discussion in Note 1 for the expected impact to the Company of options currently outstanding.

A summary of the status of the Company’s non-plan options is as follows:

	Six Months Ended		Inception to
	September 30, 2006		March 31, 2006
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding at the beginning of period	200,000	$ 0.12	-	$ -
Granted	-	-	200,000	0.12
Exercised	-	-	-	-
Forfeited	-	-	-	-
Cancelled	-	-	-	-
Outstanding at the end of period	200,000	$ 0.12	200,000	$ 0.12

Options exercisable at end of period	200,000	$ 0.12	200,000	$ 0.12

Weighted average contractual life remaining at year-end		9.5 yrs.		10 yrs.

NOTE 4 – STOCKHOLDERS’ EQUITY - continued

Stock Warrants:  The following is a summary of the warrants outstanding:

Purpose of Warrants	Number of Shares	Range of Prices	Weighted Average Exercise Price	Weighted Average Remaining Contract Life

March 31, 2006
Issued with private placement	2,072,000	$ 0.50	$ 0.50	1.75 yrs.
Issued with private placement	2,072,000	1.00	1.00	2.25 yrs.

September 30, 2006
Issued with private placement	2,987,000	$ 0.50	$ 0.50	1.25 yrs.
Issued with private placement	2,987,000	1.00	1.00	1.75 yrs.

Preferred Stock:  The Company has authorized 100,000 shares of $0.001 par value preferred stock, none of which is issued or outstanding at March 31, 2006 or September 30, 2006.  Voting powers, designations, preferences, and qualifications have not been set by the Board of Directors.

NOTE 5 – INCOME TAXES

The components of the provision for income tax expense are as follows for the periods ended:

	September 30, 2006	March 31, 2006

Current
Federal	$-	$-
State	-	-
	$-	$-

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and used for income tax purposes.  Significant components of the Company’s deferred tax assets and liabilities are as follows:

	September 30, 2006	March 31, 2006

Deferred tax assets (liabilities): Net operating loss carryforward	$487,000	$273,000

Less valuation allowance	(487,000)	(273,000)

Net deferred tax asset	$-	$-

The Company’s tax net operating loss carryforward expires in the year 2026.

NOTE 6 – EARNINGS (LOSS) PER SHARE

The following reconciles the components of the earnings (loss) per share (EPS) computation.

	Income (Loss) (Numerator)	Shares (Denominator)	Per Share Amount

Period Ended March 31, 2006
Basic EPS:
Net income (loss)	$(277,011)	3,806,951	$(0.07)
Effect of dilutive options	-	-	-

Dilutive EPS	$(277,011)	3,806,951	$(0.07)

Period Ended September 30, 2006
Basic EPS:
Net income (loss)	$(222,007)	5,473,073	$(0.04)
Effect of dilutive options	-	-	-

Dilutive EPS	$(222,007)	5,473,073	$(0.04)

NOTE 7 – COMMITMENTS

Operating Leases:  The Company has entered into certain building and equipment operating leases expiring at various dates through August 2008.  Rental expense was approximately $21,300.  Future minimum annual lease payments are as follow:

Period Ended March 31	Amount

2007	$ 33,450
2008	35,250
2009	15,000

NOTE 8 – RESTATEMENT

The March 31, 2006 financial statements have been restated to properly reflect the fair market value of common stock exchanged  for the purchase of certain assets, as well as the classification of such acquired assets (see Note 2), and the issuance of common stock for consulting and other services.  In addition, the financial statements have been restated to properly reflect as additional compensation expense the intrinsic value of stock options granted for services.

The impact on the balance sheet and statement of operations as of March 31, 2006 is summarized as follows:

	As Reported	Restated
Balance Sheet:
Goodwill	$41,000	$-
Intangible assets, net	-	175,134
Total assets	360,882	494,416
Additional paid-in capital	521,253	733,057
Retained earnings (deficit)	(198,741)	(277,011)
Total stockholders equity	327,505	461,039
Total liabilities and stockholders equity	360,882	494,416

Statement of Operations:
General and administrative expenses	128,109	207,744
Other expense	1,364	-
Loss before income taxes	(198,741)	(277,011)
Net loss	(198,741)	(277,011)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement.  For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

PART 11 – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation and our By-laws provide that members of our Board of Directors and officers shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Nevada Revised Statute 78.300.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered, other than the underwriting discounts and commissions.

Amount to be paid

Amount to be paid

SEC Registration Fee	$900.
Printing and Edgarizing expenses	$3,000.
Legal fees and expenses	$20,000.
Accounting fees and expenses	$15,000.
Transfer agent	$500.
Stock certificates	$300.
Miscellaneous	$1,000.

Total	$40,700.

RECENT SALES OF UNREGISTERED SECURITIES

On June 15, 2005, we issued 600,000 shares of common stock to Don Merrill, Jr., our Chief Executive Officer, in exchange for $600.

On June 15, 2005, we issued 50,000 shares of common stock to the Merrill Family Trust in exchange for $50.

On June 15, 2005, we issued 25,000 shares of common stock to the Madeline Merrill Trust in exchange for $25.

On June 15, 2005, we issued 25,000 shares of common stock to the Matthew Merrill Trust in exchange for $25.

On June 15, 2005, we issued 25,000 shares of common stock to the Emily Merrill Trust in exchange for $25.

On June 15, 2005, we issued 400,000 shares of common stock to David Patterson, our Chief Financial Officer, in exchange for $400.

On June 15, 2005, we issued 50,000 shares of common stock to the Patterson Family Trust in exchange for $50.

On June 15, 2005, we issued 425,000 shares of common stock to Jeff Bailey, our Vice President of Business Development, in exchange for $425.

On June 15, 2005, we issued 250,000 shares of common stock to David Strolle in exchange for $250, and as payment for legal services. On June 28, 2006, we issued Mr. Strolle an additional 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008. In exchange for these securities, we received $25,000.

One June 15, 2005 we issued 100,000 shares to Dan Gostylo in exchange for performing real estate brokerage services for Tootie Pie Company, Inc. He also paid consideration $100. The shares were issued on June 15, 2005. Mr. Gostylo owns an additional 40,000 shares of common stock directly. He may obtain 40,000 shares pursuant to warrants exercisable at $0.50 per shares with an expiration date of December 31, 2007. He may obtain 40,000 shares pursuant to warrants exercisable at $1.00 per shares with an expiration date of June 30, 2008. The shares and warrants were issued on October 31, 2005 in exchange for $10,000.

On June 15, 2005, we issued 100,000 shares of common stock to Rory Hanks in exchange for $100, and as payment for wholesale and distribution consulting services.

On September 30, 2005, we issued 400,000 shares of common stock to Bobbie Keese, our Vice President of Baking Operations, as part of the purchase price for Tootie Pies Company, Inc. paid to Ruby Feagan.

On September 30, 2005, we issued 200,000 shares of common stock to Ruby Feagan as part of the purchase price for Tootie Pies Company, Inc.

On October 21, 2005, we issued 10,000 shares of common stock to Scott Mayer as payment for marketing services, valued at $2,500, performed for us.

On October 31, 2005, we issued to Don L. Merrill, 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $25,000.

On October 31, 2005, we issued to Dean & Tammi Jo Shults, 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $25,000.

On June 28, 2006, we issued Dean & Tammi Jo Shults an additional 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 28, 2008. In exchange for these securities, we received $25,000.

On October 31, 2005, we issued to Chris Keese, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On June 28, 2006, we issued to Chris Keese an additional 10,000 shares of common stock, valued at $4,000, as compensation for serving on our board of directors.

On October 31, 2005, we issued to Steven Aderholt, 80,000 shares of common stock, warrants to purchase 80,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 80,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $20,000.

On October 31, 2005, we issued to Charles L. Korbell, Jr., 40,000 shares of common stock, warrants to purchase 40,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 40,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On June 28, 2006, we issued to Charles L. Korbell, Jr., an additional 40,000 shares of common stock, warrants to purchase 40,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 40,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008. In exchange for these securities, we received $10,000.

On October 31, 2005, we issued to Derek Land, 80,000 shares of common stock, warrants to purchase 80,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 80,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $20,000.

On October 31, 2005, we issued to James Boynton, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to the Morrow Jones Investment Co, LLC., 40,000 shares of common stock, warrants to purchase 40,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 40,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On October 31, 2005, we issued to Ted L. Williams, 50,000 shares of common stock, warrants to purchase 50,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 50,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $12,500.

On October 31, 2005, we issued to Chad Darter, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Jim & Betty Wade, 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $25,000.

On June 28, 2006, we issued to Jim & Betty Wade, an additional 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $25,000.

On October 31, 2005, we issued to Brian Harris, 60,000 shares of common stock, warrants to purchase 60,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 60,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $15,000.

On October 31, 2005, we issued to James Haase, 60,000 shares of common stock, warrants to purchase 60,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 60,000 shares of common stock, exercisable at

$1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $15,000.

On October 31, 2005, we issued to Chris Tyler, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Jacob Gostylo, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Constantinos Christie, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to David Berrio, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Brad Bruchmiller, 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $25,000.

On October 31, 2005, we issued to Melissa Mayer, 12,000 shares of common stock, warrants to purchase 12,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 12,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,500.

On October 31, 2005, we issued to Kenneth Ellis, 200,000 shares of common stock, warrants to purchase 200,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 200,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $50,000.

On October 31, 2005, we issued to Lisa Ellis, 200,000 shares of common stock, warrants to purchase 200,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 200,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $50,000.

On October 31, 2005, we issued to Sam Youngblood, 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $25,000.

On October 31, 2005, we issued to Sam Dawson, 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $25,000.

On October 31, 2005, we issued to Cydney Shepard, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Lee W. and Nancy P. Bailey, 40,000 shares of common stock, warrants to purchase 40,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 40,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On June 28, 2006, we issued to Lee W. and Nancy P. Bailey, an additional 40,000 shares of common stock, warrants to purchase 40,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 40,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On October 31, 2005, we issued to Gene E. Chappell, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Thomas Batsell, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Mark F. Austin, 10,000 shares of common stock, warrants to purchase 10,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 10,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $2,500.

On October 31, 2005, we issued to Clinton Moser, 40,000 shares of common stock, warrants to purchase 40,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 40,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On October 31, 2005, we issued to James C. Taylor, 40,000 shares of common stock, warrants to purchase 40,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 40,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On October 31, 2005, we issued to Paul Hoodless, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Scott Yarbrough, 40,000 shares of common stock, warrants to purchase 40,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 40,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On October 31, 2005, we issued to Scott Travis, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Darla D. Chandler, 10,000 shares of common stock, warrants to purchase 10,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 10,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $2,500.

On October 31, 2005, we issued to Andrew & Nancy Ozuna, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Marc Abrams, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Rolando Cavazos, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to William M. Farmer, 40,000 shares of common stock, warrants to purchase 40,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 40,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On October 31, 2005, we issued to Bruce Ann Reasons, 50,000 shares of common stock, warrants to purchase 50,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 50,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $12,500.

On October 31, 2005, we issued to Sam Hunter Seidel, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On October 31, 2005, we issued to Brett & Rebecca Fenn, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On December 31, 2005 we issued 20,000 shares of common stock to Ruby Feagan.  Ms. Feagan is an employee of the Company and these shares were issued as a bonus valued at $5,000.

On December 31, 2005, we issued 25,000 shares of common stock to Cathy Merrill.  Ms. Merrill is an employee of the Company and these shares were issued as a bonus valued at $6,250.

On December 31, 2005, we issued 12,500 shares of common stock to Aaron Patterson.  Mr. Patterson is an employee of the Company and these shares were issued as a bonus valued at $3,125.

On December 31, 2005, we issued 12,500 shares of common stock to Ragan Patterson.  Mr. Patterson is an employee of the Company and these shares were issued as a bonus valued at $3,125.

On December 31, 2005, we issued 25,000 shares of common stock to Nancy Bailey.  Ms. Bailey is an employee of the Company and these shares were issued as a bonus valued at $6,250.

On December 31, 2005, we issued 20,000 shares of common stock to Kimberly Lee.  Ms. Lee is an employee of the Company and these shares were issued as a bonus valued at $5,000.

On December 31, 2005, we issued 500 shares of common stock to Micha McClelland.  Ms. McClelland is an employee of the Company and these shares were issued as a bonus valued at $125.

On December 31, 2005, we issued 500 shares of common stock to Caitlin Reynolds.  Ms. Reynolds is an employee of the Company and these shares were issued as bonus valued at $125.

On December 31, 2005, we issued 500 shares of common stock to Jordan Dennis.  Ms. Dennis is an employee of the Company and these shares were issued as a bonus valued at $125.

On December 31, 2005, we issued 500 shares of common stock to Jeanie Larson.  Ms. Larson is an employee of the Company and these shares were issued as a bonus valued at $125.

On December 31, 2005, we issued 1000 shares of common stock to Sarah Zachery.  Ms. Zachary is an employee of the Company and these shares were issued as a bonus valued at $250.

On December 31, 2005, we issued 300 shares of common stock to Kelsey Howard.  Ms. Howard is an employee of the Company and these shares were issued as a bonus valued at $75.

On December 31, 2005, we issued 200 shares of common stock to Susan Barr.  Ms. Barr is an employee of the Company and these shares were issued as a bonus valued at $50.

On December 31, 2005, we issued 100 shares of common stock to Daniel Brown.  Mr. Brown is an employee of the Company and these shares were issued as a bonus valued at $25.

On December 31, 2005, we issued 100 shares of common stock to Taylor Tomlin.  Mr. Tomlin is an employee of the Company and these shares were issued as bonus valued at $25.

On December 31, 2005, we issued 100 shares of common stock to Lindsey Harkrider.  Ms. Harkrider is an employee of the Company and these shares were issued as a bonus valued at $25.

On December 31, 2005, we issued 100 shares of common stock to Katie Harkrider.  Ms. Harkrider is an employee of the Company and these shares were issued as a bonus valued at $25.

On December 31, 2005, we issued 500 shares of common stock to Kelley Nash.  Ms. Nash is an employee of the Company and these shares were issued as a bonus valued at $125.

On December 31, 2005, we issued 100 shares of common stock to Kim Krause.  Ms. Krause is an employee of the Company and these shares were issued as a bonus valued at $25.

On December 31, 2005, we issued 100 shares of common stock to Nicholas Hearn.  Mr. Hearn is an employee of the Company and these shares were issued as a bonus valued at $25.

On December 31, 2005, we issued 100 shares of common stock to Whitney Hearn.  Ms. Hearn is an employee of the Company and these shares were issued as a bonus valued at $25.

On December 31, 2005, we issued 100 shares of common stock to Daniel Brennan.  Mr. Brennan is an employee of the Company and these shares were issued as a bonus valued at $25.

On December 31, 2005, we issued 40,000 shares of common stock to Wes Wilson as payment for website design and maintenance services valued at $10,000.

On February 25, 2006, we issued 1,000 shares of common stock to Mary Scott.  Ms. Scott is an employee of the Company and these shares were issued as a bonus valued at $250.

On February 28, 2006, we issued 100,000 shares of common stock to Tony Diamond as payment for marketing services valued at $25,000.

On June 28, 2006, we issued to Raymond G. Armstrong, MD., 10,000 shares of common stock, valued at $4,000, as compensation for serving on our board of directors. We issued Dr. Armstrong an additional 5,000 shares of common stock, warrants to purchase 5,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 5,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $1,250.

On June 28, 2006, we issued to Timothy W. Bailey, 20,000 shares of common stock, warrants to purchase 20,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 20,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On June 28, 2006, we issued to Doug Saathoff, 60,000 shares of common stock, warrants to purchase 60,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 60,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $15,000.

On June 28, 2006, we issued to Harold G. and Marlene Huggins, 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $40,000.

On June 28, 2006, we issued to John G. Niedecken, 25,000 shares of common stock, warrants to purchase 25,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 25,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On June 28, 2006, we issued to Les Doss, 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $40,000.

On June 28, 2006, we issued to Robert & Lauri Crockett, 100,000 shares of common stock, warrants to purchase 100,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 100,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $40,000.

On June 28, 2006, we issued to Scott G. Schneider, 10,000 shares of common stock, warrants to purchase 10,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 10,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $4,000.

On June 28, 2006, we issued to Nathan & Kathy Phillips, 12,500 shares of common stock, warrants to purchase 12,500 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 12,500 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On June 28, 2006, we issued to Misty G. McKay, 11,000 shares of common stock, warrants to purchase 11,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 11,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $4,400.

On June 28, 2006, we issued to Tracy & Sandra Bender, 25,000 shares of common stock, warrants to purchase 25,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 25,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On June 28, 2006, we issued to Cynthia Ferris, 25,000 shares of common stock, warrants to purchase 25,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 25,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

On June 28, 2006, we issued to Aaron Phillips, 12,500 shares of common stock, warrants to purchase 12,500 shares of common stock, exercisable at $0.50, with an expiration date of

December 31, 2007, and warrants to purchase 12,500 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $5,000.

On June 28, 2006, we issued to Brett M. Smith, 25,000 shares of common stock, warrants to purchase 25,000 shares of common stock, exercisable at $0.50, with an expiration date of December 31, 2007, and warrants to purchase 25,000 shares of common stock, exercisable at $1.00, with an expiration date of June 30, 2008.  In exchange for these securities we received $10,000.

The securities issued in the foregoing transactions were made in reliance upon an exemption from registration under Rule 701 promulgated under Section 3(b) of the Securities Act.  Alternatively, these issuances of securities were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

•

the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

•

we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

•

at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

•

neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

•

we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the estimated offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(iii) Include any additional or changed material information on the plan of distribution.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter)

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That for the purpose of determining any liability under the Securities Act to any purchaser:

 (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3)(ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)(ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

EXHIBITS

3.1+ Articles of Incorporation (included as Exhibit 3.1 to the Form SB-2 filed July 11, 2006 and incorporated herein by reference).

3.2+ Bylaws (included as Exhibit 3.2 to the Form SB-2 filed July 11, 2006 and incorporated herein by reference).

4.1+ Corrected Form A Warrant.

4.2+ Corrected Form B Warrant.

5.1  Opinion re: legality of Amy M. Trombly, Esq.

10.1+ Commercial Lease between the Company and Jim and Betty Wade dated July 18, 2005.

10.2+ Web Services Agreement between the Company and Wes Wilson dated September 9, 2005.

10.3+ Vender Agreement between the Company and U.S. Food Service, Inc. dated July 19, 2006.

10.4+ Hold Harmless Agreement and Guaranty/Warranty of Product between the Company and Sysco Corporation dated August 9, 2006.

10.5+ Non-Compete Agreement between the Company and Bobbie Keese dated September 9, 2005.

10.6+ Non-Compete Agreement between the Company and Ruby Lorraine “Tootie” Feagan dated September 9, 2005.

10.7+ Final Agreement between the Company and Ruby Lorraine “Tootie” Feagan dated November 6, 2006.

10.8+ Full Service Broker Agreement between the Company and Hanks Brokerage Company dated November 7, 2006.

23.1 Consent of Independent Auditors.

23.2 Consent of Counsel (contained in Exhibit 5.1).

+ previously filed

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Boerne, Texas on December 13, 2006.

Tootie Pie Company, Inc.

By:	/s/ Don L. Merrill, Jr.
Don L. Merrill, Jr.,
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:

SIGNATURES

By: /s/ Don L. Merrill, Jr.	By: /s/ David Patterson
Don L. Merrill, Jr.	David Patterson

Chief Executive Officer and Director	Chief Financial Officer Principal Accounting Officer
Date: December 13, 2006	Date: December 13, 2006

By: /s/ Christopher Keese	By: /s/ Raymond G Armstrong, MD
Christopher Keese	Raymond G Armstrong, MD

Director	Director
Date: December 13, 2006	Date: December 13, 2006